Exhibit 10.1

LEASE AGREEMENT

by and between

CLEVELAND AMERICAN, LLC,

a Delaware limited liability company,

HOLDINGS CLEVELAND AMERICAN, LLC,

a Delaware limited liability company,

and

INOGEN, INC.,

a Delaware corporation

Exhibits

Exhibit A	Premises
Exhibit B-1	Potential Office Expansion Space
Exhibit B-2	Office Increment – Base Rent Schedule
Exhibit C-1	Warehouse Space
Exhibit C-2	Warehouse Space – Base Rent Schedule
Exhibit C-3	Warehouse Space – Work
Exhibit C-4	Potential Warehouse Expansion Space
Exhibit D-1	Landlord’s Work
Exhibit D-2	List of Landlord’s Work
Exhibit D-3	Pre-Approved Initial Tenant Improvements
Exhibit E	Form of Lease Commencement Notice
Exhibit F	Exclusions from Office Common Expenses and Industrial Common Expenses
Exhibit G	Real Estate Commission Agreement

LEASE SUMMARY

Set forth below is a summary of certain terms and conditions of the Lease Agreement among Cleveland American, LLC, a Delaware limited liability company, and Holdings Cleveland American, LLC, a Delaware limited liability company, as Landlord, and Inogen, Inc., a Delaware corporation, as Tenant, solely for the convenience of the parties.  In the event there is a conflict between this Lease Summary and the terms and conditions of the Lease Agreement, the terms and conditions of the Lease Agreement shall prevail.

A.	Building means that certain multi-tenant building having the street address of 1 American Road, Cleveland, Ohio 44144. See Paragraph 1.1.
B.	Premises means approximately 22,100 rentable square feet of office space on the second floor of the Building, as outlined on the site plan attached as Exhibit A. See Paragraph 1.2.
C.	Term means the period from the Occupancy Date through and including the day immediately preceding the seventh (7th) anniversary of the Commencement Date. See Paragraph 2.1.
D.	Commencement Date means the later to occur of the following: (i) the day that is ninety (90) days after the Occupancy Date; or (ii) August 1, 2017. See Paragraph 2.2.
E.	Occupancy Date means the date that possession of the Premises is delivered to Tenant in Ready for Occupancy as defined in Exhibits D-1 and D-2. See Paragraph 2.2 and Exhibits D-1 and D-2.
F.

Base Rent shall be calculated pursuant to the Base Rent schedule set forth in Paragraph 3.1 of the Lease Agreement and shall be paid in monthly installments beginning on the Commencement Date.  All rent is due on the first day of each month and shall be paid to Landlord at c/o IRG Realty Advisors, LLC, 4020 Kinross Lakes Parkway, Suite 200, Richfield, Ohio 44286.  See Paragraph 3.1.

G.	Security Deposit initially means $24,788.83, based on one month’s Base Rent. See Paragraph 4.
H.

Additional Rent means (i) Tenant’s Office Share of the increase in Office Project Expenses (calculated as increases over the Base Year) and (ii) Tenant’s Industrial Share of the increase in Industrial Project Expenses (calculated as increases over the Base Year), payable monthly in advance together with Base Rent.  See Paragraph 5.1.A.

I.	Office Project Expenses means the sum of Office Common Expenses, Office Insurance Expenses, and Office Tax Expenses. See Paragraph 5.1.L.
K.	Tenant’s Office Share for the Premises is determined by dividing the 22,100 SF Rentable Area of the Premises by the 504,942 SF Rentable Office Area of the Building). See Paragraph 5.1.T.
L.	Industrial Project Expenses means the sum of Industrial Common Expenses, Industrial Insurance Expenses, and Industrial Tax Expenses. See Paragraph 5.1.F.
M.

Tenant’s Industrial Share for the Premises, when applicable, shall be determined by dividing the Rentable Area of the Warehouse Space (as hereinafter defined) by the 892,800 SF Rentable Industrial Area of the Building. See Paragraph 5.1.S.

N.

Permitted Use means office purposes and uses customarily associated therewith.  In the event that Tenant expands into the Warehouse Space in accordance with the terms and conditions of the Lease Agreement, then Tenant shall use and occupy the Warehouse Space for warehouse and assembly purposes and uses customarily associated therewith.  See Paragraph 7.

L.	Utilities. Tenant shall pay the cost of its Utilities. See Paragraph 9.

M.	Option to Extend. Tenant shall have one (1) Option to Extend the Term for five (5) additional years. See Paragraph 34.
N.	Right of First Refusal and Right of First Offer. See Paragraph 35.
O.	Taxpayer Identification Number for Tenant is 33-0989359.

LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”), dated as of May 31, 2017, is made by and among CLEVELAND AMERICAN, LLC, a Delaware limited liability company, and HOLDINGS CLEVELAND AMERICAN, LLC, a Delaware limited liability company (collectively, “Landlord”), and INOGEN, INC., a Delaware corporation (“Tenant”).

WITNESSETH

1.PREMISES

1.1.Property.  Landlord owns that certain real property improved with a multi-tenant building (the “Building”) located at and having the street address of 1 American Road, Brooklyn, Ohio (the “Land”).  The Building and the Land are collectively referred to herein as the “Property.”

1.2.Premises.

A. Premises.  Landlord, for and in consideration of the rents, covenants, agreements, and stipulations contained herein, to be paid, kept and performed by Tenant, leases and rents to Tenant, and Tenant hereby leases and takes from Landlord upon the terms and conditions contained herein, approximately 22,100 rentable square feet of office space located in the Building, as outlined on the site plan attached as Exhibit A.

B.Temporary Space.  In the event that Landlord does not deliver possession of the Premises to Tenant with Landlord’s Work substantially complete, subject to punchlist items and other items that do not materially interfere with Tenant’s operations from the Premises, within ninety (90) days after the execution of this Lease (the “Anticipated Completion Date”), then Landlord shall make available to Tenant temporary space in an area agreed upon by Landlord and Tenant (the “Temporary Space”) until Landlord’s Work is substantially complete. The occupancy by Tenant of the Temporary Space shall be upon the terms and conditions contained in the Lease, except that Tenant shall not be required to pay Base Rent or Additional Rent but Tenant shall be required to pay Utilities (as defined below) provided to the Temporary Space. The Temporary Space shall be delivered to Tenant in its “as-is” condition without any work to be performed by Landlord. Tenant may occupy the Temporary Space until Landlord’s Work to the Premises is substantially complete, subject to punchlist items and other items that do not materially interfere with Tenant’s operations from the Premises. In addition to the foregoing, promptly after the execution of this Lease, Landlord shall provide to Tenant temporary space in such areas as agreed upon between Landlord and Tenant (the “Initial Workspace”). The occupancy by Tenant of the Initial Workspace shall be upon the terms and conditions contained in the Lease, except that Tenant shall not be required to pay Base Rent or Additional Rent but Tenant shall be required to pay for Utilities provided to the Initial Workspace. The Initial Workspace shall be delivered to Tenant in its “as-is” condition without any work to be performed by Landlord. Tenant may occupy the Initial Workspace until the Commencement Date.

1.3.Office Expansion Option.

A.Office Expansion Right. During the first sixty (60) months of the Initial Term, so long as Tenant is not in Default of this Lease, beyond all applicable notice and cure periods, on the date of the exercise of its expansion rights as outlined herein, and so long as Tenant has not been in monetary or other material Default of this Lease more than two (2) times during any consecutive twelve month period of time during the Term, Tenant shall have the option to lease additional office space in the Building in the area identified as “EXPANSION” on Exhibit B-1 (the “Potential Office Expansion Space”), in increments of  no less than 5,000 rentable square feet (each, an “Office Increment”) provided, however, in no event shall Tenant be permitted to expand into any portion of Area #2 as shown on Exhibit B-1 without first expanding into all areas of Area #1 as shown on Exhibit B-1. In order to exercise any expansion option the following shall apply: (a) Tenant delivers written notice (the “Office Expansion Notice”) to Landlord exercising Tenant’s right to expand into such Office Increment, which Office Expansion Notice stipulates the rentable square footage of such Office Increment; (b) such Office Increment is contiguous to the Premises or any Office Increment then leased to Tenant; (c) such Office Expansion Notice is delivered to Landlord within 60 months after the Commencement Date; (d) such Office Increment is in a location and a configuration approved by Landlord; and (e) in no event shall Tenant be permitted to expand into any portion of Area #2 as shown on Exhibit B-1 without first expanding into all areas of Area #1 as shown on Exhibit B-1.  Landlord agrees that it will not lease any portion of the Potential Office Expansion Space to a third party until the date that is sixty (60) months after the Occupancy Date, without obtaining Tenant’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.  At Landlord’s option, Tenant and Landlord will promptly enter into an amendment to this Lease evidencing the expansion into an Office Increment.  The lease of each Office Increment shall commence upon the date that Landlord delivers possession of such Office Increment to Tenant (the “Increment Possession Date”) and shall be upon the same terms and conditions set forth in this Lease as they relate to the Premises, including, a proportionate increase in Tenant’s Office Share effective as of the Increment Possession Date, except as otherwise set forth in this Lease.

B.Base Rent – Office Increment.  Tenant’s obligation to pay Base Rent for any Office Increment shall commence on the applicable Office Increment Commencement Date (as hereinafter defined) and the per rentable square foot Base Rent for such Office Increment shall be based upon the schedule attached to this Lease as Exhibit B-2.  The “Office Increment Commencement Date” for any Office Increment shall mean the later of (i) ninety (90) days after Landlord’s receipt of the Office Expansion Notice; and (ii) ninety (90) days after the applicable Increment Possession Date.   For purposes of example only, in the event the Office Increment Commencement Date is the first day of Lease Year 5 and the applicable Office Increment contains 5,000 rentable square feet, then, during the fifth (5th) Lease Year, Tenant shall pay Base Rent of $4, 554.17 per month for such Office Increment (based on $10.93 per rentable square foot of such Office Increment per annum) and during the sixth (6th) Lease Year, Tenant shall pay Base Rent of $4,666.67 per month for such Office Increment (based on $11. 20 per rentable square foot of such Office Increment per annum) and shall thereafter increase as set forth on Exhibit B-2.

C. Term - Office Increment.  The term of the lease of any Office Increment shall be coterminous with the term of the lease of the Premises. If Tenant properly exercises its right to expand into any Office Increment Tenant shall have the right to extend the Initial Term of this Lease for all space in the Building that Tenant is then occupying such that the expiration of the Term shall be five (5) years after the applicable Office Increment Commencement Date, provided, however, that (A) the applicable Office Expansion Notice stipulates that Tenant is exercising its right to extend the Initial Term for such five (5) year period; and (B) the expiration of such five (5) year period is after the expiration of the Initial Term, absent such extension. In the event that Tenant exercises its right to extend the Initial Term for said five (5) year period then Base Rent shall be as follows:

(i)Base Rent for the Premises shall continue as set forth in Paragraph 3.1 of this Lease, provided, that Base Rent for the Premises for Lease Year 8 shall be equal to the annual Base Rent for the Premises during Lease Year 7 increased by two and one-half percent (2.5%), and Base Rent for the Premises for each Lease Year thereafter shall increase by two and one-half percent (2.5%), on a cumulative basis.

(ii)Base Rent for each Office Increment leased by Tenant shall be based upon the schedule attached to this Lease as Exhibit B-2.

(iii)Base Rent for any Warehouse Space leased by Tenant shall be based upon the schedule attached to this Lease as Exhibit C-2.

D.Work. Tenant shall lease each Office Increment in its “as-is” condition Tenant, at Tenant’s option, shall have the right to an Office Increment Allowance, as set forth in Paragraph 13.F below, provided, however, that the Office Expansion Notice stipulates that (a) Tenant is exercising its right to such Office Increment Allowance and (b) Tenant is exercising its right to extend the Initial Term as set forth in Paragraph 1.3.C. above.

1.4.Warehouse Space.

A.Provided that Tenant is not then in Default, beyond all applicable notice and cure periods, under any of the terms hereof and has not been in monetary or other material Default more than two (2) times during the first year of the Term,  Tenant shall have the option to lease all, but not a portion, of that certain 15,425 rentable square feet of space in the Building identified on Exhibit C-1 (the “Warehouse Space”)  provided, however, that (i)

such Warehouse Space is not leased to another tenant or otherwise occupied; or (ii) Landlord is not in current, reciprocal written negotiations for the lease of all or part of such Warehouse Space with a third party; and (iii) by providing Landlord written notice of Tenant’s expansion right at any time during the first year of the Initial Term.  Tenant and Landlord shall enter into an amendment to this Lease evidencing the expansion into the Warehouse Space.   In the event that Tenant properly exercises its option to expand into the Warehouse Space, the lease of the Warehouse Space shall commence upon the date that Landlord delivers possession of the Warehouse Space to Tenant and shall be coterminous with the term of the Premises.  The lease of the Warehouse Space shall be upon the same terms and conditions set forth in this Lease as they relate to the Premises, except as otherwise set forth in this Lease.  In the event that Tenant properly expands into the Warehouse Space, then the term “Premises”, as used in this Lease, shall be deemed to include the Warehouse Space, except for Paragraphs 1.2, 1.3, 3.1, 5, 6, 10.B, 13.B, 13.C, 13.D, 13.E and 34.2.A.

B.Base Rent- Warehouse Space.  Tenant’s obligation to pay Base Rent for the Warehouse Space shall commence on the Warehouse Commencement Date (as herein after defined) and the per rentable square foot Base Rent for such the Warehouse Space leased by Tenant shall be based upon the schedule attached to this Lease as Exhibit C-2. The “Warehouse Commencement Date” shall mean the later of (i) the Commencement Date and (ii) ninety (90) days after Landlord delivers possession of the Warehouse Space to Tenant.  For purposes of example only, in the event that the Warehouse Commencement Date is the first day of the seventh (7th) month of the first Lease Year, then Base Rent for the twelve (12) month period following the Warehouse Commencement Date shall be as follows:

Warehouse Commencement Date through the end of Lease Year 1: $7.20 per rentable square foot of the Warehouse Space per annum.

Months 1 – 6 of Lease Year 2: $7.38 per rentable square foot of the Warehouse Space per annum.

C.Work. Tenant shall lease the Warehouse Space in its “as-is” condition except that Landlord shall complete the improvements to the Warehouse Space as set forth on Exhibit C-3 attached hereto.

1.5.Warehouse Expansion Right of First Offer.   In the event that Tenant exercises its option right to expand into the Warehouse Space, then during the Initial Term, so long as Tenant is not in material, uncured Default of this Lease on the date of exercise of the option right and has not been in material or monetary Default of this Lease more than two (2) times during any 12-month period of time during the Term,  Tenant shall have the right to lease additional warehouse space in the Building in the area identified as “Potential Warehouse Expansion Space” on Exhibit C-4 (the “Potential Warehouse Expansion Space”), in increments of  no less than 5,000 rentable square feet (each, a “Warehouse Increment”),  provided, however, that (i) such Warehouse Increment is not leased to another tenant or otherwise occupied; (ii) Landlord is not in current, reciprocal written negotiations for the lease of all or part of such portion of such Warehouse Increment with a third party; (iii) Tenant delivers written notice (the “Warehouse Increment Notice”) to Landlord prior to the expiration of the Initial Term, exercising Tenant’s right to expand into such Warehouse Increment; (iv) such Warehouse Increment is contiguous to the Warehouse Space or any Warehouse Increment then leased to Tenant; and (v) such Warehouse Increment is in a location and a configuration reasonably approved by Landlord. Tenant and Landlord will enter into an amendment to this Lease evidencing the expansion into a Warehouse Increment.  The lease of each Warehouse Increment shall be upon the same terms and conditions set forth in this Lease as it relates to the Warehouse Space, including, without limit the Term, the per rentable square foot Base Rent rate for the Warehouse Space and Additional Rent (including a proportionate adjustment in Tenant’s Industrial Share), except that Tenant’s obligation to pay Base Rent for any Warehouse Increment shall commence on the applicable Warehouse  Increment Commencement Date (as hereinafter defined).  The “Warehouse Increment Commencement Date” for any Warehouse Increment shall mean the later of (i) ninety (90) days after Landlord’s receipt of the Warehouse Increment Notice and (ii) ninety (90) days after the date upon which Landlord delivers occupancy of such Warehouse Increment to Tenant.

1.6.Common Areas.  In addition to the Premises, Tenant shall have the use of those certain common areas to be reasonably designated by Landlord from time to time on the Property (collectively, the “Common Areas”).  Such Common Areas shall include, without limitation, parking areas, access roads and facilities, interior corridors and other common areas of the Building, sidewalks, driveways and landscaped and open areas.  The Common Areas shall be for the non‑exclusive use of Tenant and Tenant’s employees, agents, suppliers, customers and patrons, in common with Landlord, with all other tenants of the Property and with all other persons to whom Landlord has previously granted, or may hereafter grant, rights of usage.  Such non‑exclusive use shall be expressly subject to such reasonable rules and regulations which may be adopted by Landlord from time to time.  Landlord reserves the right to alter, modify, enlarge, diminish, reduce or eliminate the Common Areas from time to time in its sole discretion, so long as no such action unreasonably and materially interferes with Tenant’s use and occupancy of the Premises and the Parking Facilities.  Landlord shall have the right to modify Common Areas, and if necessary, parts of the Premises, in order to implement any necessary improvements, and Landlord shall endeavor to minimize any adverse effect on Tenant’s use of the Premises.  Tenant shall ensure that its use of the Premises and the Property does not block or interfere with any other tenants’ access to or use of the Common Areas.  Tenant may not use the Common Areas for storage of goods, vehicles, refuse or any other items.  If Tenant uses any of the Common Areas for storage of any items, and subject to any and all regulatory or municipal codes, laws and regulations, Tenant shall pay all fines imposed upon either Landlord or Tenant by any fire, building or other regulatory body, and Tenant shall pay all costs incurred by Landlord to clear and clean the Common Areas and dispose of such items.

2.TERM

2.1.Term.  The term of this Lease (the “Initial Term”) shall commence on the Occupancy Date and expire on the day immediately preceding the seventh (7th) anniversary of the Commencement Date, unless extended or terminated earlier by law or by any provision of this Lease (as may be extended, the “Term”).  If the last day of the Term shall fall on a day other than the last day of a calendar month, the Term shall be extended so as to end on the last day of such calendar month.  The term “Lease Year” as used herein means any twelve (12) consecutive month period beginning on the Commencement Date (or, if the Commencement Date falls on a day other than the first day of a calendar month, beginning on the first day of the calendar month immediately following the Commencement Date) or beginning on any anniversary of the Commencement Date.

2.2.Occupancy Date; Commencement Date.  The term “Occupancy Date” as used herein shall mean the date that the Premises are Ready for Occupancy as defined in Exhibit D-1 and D-2). The term “Commencement Date” as used herein shall mean the later to occur of the following: (i) the day that is ninety (90) days after the Occupancy Date; or (ii) August 1, 2017. When the Occupancy Date occurs, Landlord shall send to Tenant a factually correct written notice of such fact (a “Lease Commencement Notice”), in the form of Exhibit E.  Tenant shall acknowledge the Lease Commencement Notice by executing a copy and returning it to Landlord.  If Tenant fails to sign and return the Lease Commencement Notice to Landlord within ten (10) business days after Tenant’s receipt of the Lease Commencement Notice, then the Lease Commencement Notice as sent by Landlord shall be deemed to have correctly set forth the Occupancy Date and Commencement Date, provided, that Tenant shall have the right to dispute in good faith the Lease Commencement Notice by providing written notice of such dispute within such ten (10) business day period.  Failure of Landlord to send the Lease Commencement Notice shall not affect the actual establishment of the Occupancy Date and Commencement Date.  Tenant agrees to pay the Rent (as defined in Paragraph 5.1.O) required under this Lease within the time limits set forth in this Lease.  In the event Tenant in good faith disputes the Occupancy Date set forth in the Lease Commencement Notice, Tenant shall nevertheless pay to Landlord the amount of Rent due and owing by Tenant, based upon the Commencement Date set forth in the Lease Commencement Notice (under protest), until such time as the parties mutually agree on a different date or Tenant receives a final judgment from a court of competent jurisdiction (or when arbitration is permitted, receives a final award from an arbitrator) relieving or mitigating Tenant’s obligation to pay such Rent.

3.RENT

3.1.Rent. Rent shall be due and payable in lawful money of the United States in advance on the first day of each month, beginning on the Commencement Date.  Tenant shall pay to Landlord as base rent (“Base Rent”) for the Premises, without notice or demand and without abatement, deduction, offset or setoff, the following rent schedule:

Lease Year	Base Rent PSF Per Annum
Lease Year 1	$11.95
Lease Year 2	$12.19

Lease Year 3	$12.43
Lease Year 4	$12.68
Lease Year 5	$12.94
Lease Year 6	$13.19
Lease Year 7	$13.46

Notwithstanding, there shall be a partial reduction in Base Rent as follows:

Months 1-6 of Lease Year 1: $5,975.00 per month

Months 7-12 of Lease Year 1: $11,950.00 per month

Months 1-6 of Lease Year 2: $18,285.00 per month

Months 7-12 of Lease Year 2: $22,449.92 per month

Lease Year 3: $22,891.92 per month

Lease Year 4: $23,352.33 per month

Lease Year 5: $23,831.17 per month

Lease Year 6: $24,291.58 per month

Lease Year 7: $24,788.83 per month

Rent for any period that is less than one (1) full calendar month shall be prorated based upon the actual number of days of the calendar month involved.  Tenant shall pay to Landlord, upon execution of this Lease, the sum of $5,975.00 (representing Base Rent for the Premises for the first month of the Term), plus the Security Deposit (as defined in Paragraph 4)).  Base Rent for any Option Term (as defined in Paragraph 34.1) shall be established in accordance with the provisions of Paragraph 34.2.

3.2.Place of Payment.  All payments under this Lease to be made by Tenant to Landlord shall be made payable to Landlord, and mailed or personally delivered to Landlord at the following address or such other address designated by Landlord to Tenant from time to time:  Cleveland American, LLC, c/o IRG Realty Advisors, LLC, 4020 Kinross Lakes Parkway, Suite 200, Richfield, Ohio, 44286.

3.3.Late Payment.  Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent pursuant to this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.  Accordingly, if any installment of Rent or other payment under this Lease is not received by Landlord on or before the fifth (5th) business day of the month in which such Rent or other payment is due, Tenant shall pay a late charge equal to five percent (5%) of such overdue amounts.  Tenant shall also be responsible for a service fee equal to fifty dollars ($50.00) for any check returned for insufficient funds, together with such other costs and expenses as may be imposed by Landlord’s bank.  The payment to and acceptance by Landlord of such late charge shall in no event constitute a waiver by Landlord of Tenant’s Default with respect to such overdue amounts, nor prevent Landlord from exercising any of the other rights and remedies available at law or in equity or pursuant to this Lease.

3.4.Payment on Account.  No payment by Tenant or receipt by Landlord of a lesser amount than the Rent actually due hereunder shall be deemed to be other than a payment on account.  No restrictive endorsement or statement on any check or any letter accompanying any check or payment (for example, a statement that such check or payment represents “payment in full”) shall be deemed an accord and satisfaction or have any effect whatsoever.

Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy available at law or in equity or pursuant to this Lease.

4.SECURITY DEPOSIT

Upon execution of this Lease, Tenant shall pay to Landlord a security deposit for the faithful performance of Tenant’s obligations under this Lease in the amount of $24,788.83, based on one month’s Base Rent (the “Security Deposit”).  Within ten (10) days after any increase in the Base Rent hereunder, Tenant shall pay to Landlord an amount necessary to increase the Security Deposit held by Landlord to an amount equal to the then-current monthly Base Rent.  If Tenant fails to pay Rent or other charges due hereunder, or otherwise Defaults under this Lease, Landlord may use, apply or retain all or a portion of the Security Deposit to compensate Landlord for the amount due from Tenant (including reasonable attorneys’ fees) under this Lease.  If Landlord uses or otherwise applies all or any portion of the Security Deposit, Tenant shall restore such Security Deposit within ten (10) days after written notice from Landlord.  The Security Deposit shall be non‑interest bearing, and Landlord shall be entitled to retain such funds in its general accounts.  The balance of the Security Deposit not applied or used by Landlord as permitted in this Paragraph 4 shall be refunded to Tenant thirty (30) days after the later of (A) the expiration or other termination of this Lease, and (B) the date on which Tenant has vacated the Premises.

5.ADDITIONAL RENT

5.1.Definitions.

A.“Additional Rent” shall mean (1) Tenant’s Office Share of the difference between (i) the Office Project Expenses during the Computation Year for which Additional Rent is being calculated, and (ii) the Office Project Expenses during the Base Year, with the Office Project Expenses in both cases subject to the Office Gross‑Up Provision (as defined in Paragraph 5.1.J); and (2) Tenant’s Industrial Share of the difference between (i) the Industrial Project Expenses during the Computation Year for which Additional Rent is being calculated, and (ii) the Industrial Project Expenses during the Base Year, with the Industrial Project Expenses in both cases subject to the Industrial Gross‑Up Provision (as defined in Paragraph 5.1.D);

B.“Base Year” means the 2018 calendar year.

C.“Computation Year” means each year during the Term commencing on January 1 and ending on December 31.

D. “Industrial Common Expenses” means the aggregate amount of the total costs and expenses paid or incurred by Landlord in any way connected with or related to (i) the operation, repair and maintenance of the Property (exclusive of the Office Rentable Area of the Building), including, without limitation, electricity, gas, water, sewer and other utilities; trash removal; security (none currently furnished by Landlord); snow plowing, sanding, salting and shoveling snow; landscaping, mowing and weed removal; on-site manager and employees and related expenses; rubbish removal and dumpster pickup; office expenses; maintenance, repair, and restoration of the Common Areas; electrical, plumbing, sprinkler and HVAC repair and maintenance; testing, maintenance and repair of alarm system, sprinkler system, and fire pump system; repair, resurfacing and restriping of all parking areas, loading and unloading areas, trash areas, roadways, driveways, and walkways; common signage; painting of the Building and Property; fence and gate repair and maintenance; repair and replacement of all lighting facilities; and any and all other repairs and maintenance, and (ii) the furnishing of or contracting for any service generally provided to the tenants of the Property by Landlord, including, without limitation, management fees (not to exceed five percent (5%) of Rent from the Property), and professional fees.  Notwithstanding the foregoing or anything to the contrary contained in this Lease, Industrial Project Expenses shall expressly exclude those items listed on Exhibit F and any cost and expense to the extent such cost and expense is included in Office Project Expenses.  If less than one hundred percent (100%) of the Industrial Rentable Area of the Building is occupied during any portion of any particular Computation Year (including the Base Year), then the variable portion of Industrial Project Expenses for such Computation Year (including the Base Year) shall be deemed to be equal to the total of the variable portion of Industrial Project Expenses that would have been incurred by Landlord if one hundred percent (100%) of the Industrial Rentable Area of the Building had been occupied for the entirety of such Computation Year (including the Base Year), with all tenants paying full rent (as contrasted with free rent, half rent, or the like) (the “Industrial Gross‑Up Provision”).  If any significant service or expense category is not included or provided during the entire Base Year but is subsequently included or provided in any other Computation Year, the Base Year shall be equitably adjusted.

E.“Industrial Insurance Expenses” means the Insurance Expenses allocated by Landlord to the Industrial Area of the Building, provided, however, Industrial Insurance Expenses shall expressly exclude any portion of the Insurance Expenses included in Office Insurance Expenses.

F. “Industrial Project Expenses” means the sum of Industrial Common Expenses, Industrial Insurance Expenses, and Industrial Tax Expenses.

G.“Industrial Tax Expenses” means the Taxes allocated by Landlord to the Industrial Area of the Building, provided, however, Industrial Tax Expenses shall expressly exclude any portion of the Taxes included in Office Tax Expenses.

H.“Industrial Rentable Area of the Building” means 892,800 agreed-upon square feet.

I.“Insurance Expenses” means the aggregate amount of the cost of fire, extended coverage, boiler, sprinkler, commercial general liability, property damage, rent, earthquake, terrorism and other insurance obtained by Landlord in connection with the Property, including insurance required pursuant to Paragraph 14.1, and the commercially reasonable deductible portion of any insured loss otherwise covered by such insurance.

J.“Office Common Expenses” means the aggregate amount of the total costs and expenses pursuant to GAAP, consistently applied, paid or incurred by Landlord in any way connected with or related to (i) the operation, repair and maintenance of the Property (exclusive of the Industrial Rentable Area of the Building), including, without limitation, electricity, gas, water, sewer and other utilities; trash removal; security (none currently furnished by Landlord); snow plowing, sanding, salting and shoveling snow; landscaping, mowing and weed removal; on-site manager and employees and related expenses; office expenses; maintenance, repair, and restoration of the Common Areas; electrical, plumbing, sprinkler and HVAC repair and maintenance; testing, maintenance and repair of alarm system, sprinkler system, and fire pump system; repair, resurfacing and restriping of all parking areas, loading and unloading areas, trash areas, roadways, driveways, and walkways; common signage; painting of the Building and Property; fence and gate repair and maintenance; repair and replacement of all lighting facilities; and any and all other repairs and maintenance, and (ii) the furnishing of or contracting for any service generally provided to the tenants of the Property by Landlord, including, without limitation, management fees (not to exceed five percent (5%) of the Rent from the Property),  and professional fees. Notwithstanding the foregoing or anything to the contrary contained in this Lease, Office Project Expenses shall expressly exclude those items listed on Exhibit F and any cost and expense to the extent such cost and expense is included in Industrial Project Expenses. If less than one hundred percent (100%) of the Office Rentable Area of the Building is occupied during any portion of any particular Computation Year (including the Base Year), then the variable portion of Office Project Expenses for such Computation Year (including the Base Year) shall be deemed to be equal to the total of the variable portion of Office Project Expenses that would have been incurred by Landlord if one hundred percent (100%) of the Office Rentable Area of the Building had occupied for the entirety of such Computation Year (including the Base Year), with all tenants paying full rent (as contrasted with free rent, half rent, or the like) (the “Office Gross‑Up Provision”).  If any significant service or expense category is not included or provided during the entire Base Year but is subsequently included or provided in any other Computation Year, the Base Year shall be equitably adjusted.

K.“Office Insurance Expenses” means the Insurance Expenses allocated by Landlord to the Office Area of the Building, provided, however, Office Insurance Expenses shall expressly exclude any portion of the Insurance Expenses included in Industrial Insurance Expenses.

L. “Office Project Expenses” means the sum of Office Common Expenses, Office Insurance Expenses, and Office Tax Expenses.

M.“Office Tax Expenses” means the Taxes allocated by Landlord to the Office Area of the Building, provided, however, Office Tax Expenses shall expressly exclude any portion of the Taxes included in Industrial Tax Expenses.

N.“Office Rentable Area of the Building” means 504,942 agreed-upon square feet.

O. “Rent” or “rent” means the total of all sums due to Landlord from Tenant hereunder, including, without limitation, Base Rent, Additional Rent, Utilities (as defined in Paragraph 9) (if the same are not paid for directly by Tenant), as well as all damages, costs, expenses, and sums that Landlord may suffer or incur, or that may become due, by reason of any Default of Tenant or failure by Tenant to comply with the terms and conditions of this Lease.

P. “Rentable Area of the Premises” means 22,100 rentable square feet.

Q.“Rentable Area of the Warehouse Space” means the rentable square feet contained in any portion of Warehouse Space in the Building leased by Tenant.  In the event that Tenant expands into the Warehouse Space, the Rentable Area of the Warehouse Space shall be identified and stated in an amendment to this Lease.

R.“Taxes” means all taxes, assessments and charges levied upon or with respect to the Property or any personal property of Landlord used in the operation thereof, or Landlord’s interest in the Property or such personal property.  Taxes shall include, without limitation, all general real property taxes and general and special assessments, occupancy taxes, commercial rental taxes, charges, fees or assessments for transit, housing, police, fire or other governmental services or purported benefits to the Property, service payments in lieu of taxes, and any tax, fee or excise on the act of entering into any lease for space in the Property, or on the use or occupancy of the Property or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in the Property, that are now or hereafter levied or assessed against Landlord by the United States of America, the state in which the Property is located, or any political subdivision, public corporation, district or other political or public entity, whether due to increased rate and/or valuation, additional improvements, change of ownership, or any other events or circumstances, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for or as an addition to, as a whole or in part, any other Taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease.  Taxes shall not include franchise, transfer, inheritance or capital stock taxes or income taxes measured by the net income of Landlord from all sources unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord as a substitute for or as an addition to, as a whole or in part, any other tax that would otherwise constitute a Tax.  Taxes shall also include reasonable legal fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Taxes.  If any Taxes are specially assessed by reason of the occupancy or activities of one or more tenants of the Property and not the occupancy or activities of the tenants of the Property as a whole, such Taxes shall be allocated by Landlord to the tenant or tenants whose occupancy or activities brought about such assessment.

S.Tenant’s Industrial Share means the percentage computed by dividing the Rentable Area of the Warehouse Space by the Industrial Rentable Area of the Building.  In the event that either the Rentable Area of the Warehouse Space or the Industrial Rentable Area of the Building is changed, Tenant’s Industrial Share will be appropriately adjusted by Landlord.  For purposes of the Computation Year in which such change occurs, Tenant’s Industrial Share shall be determined on the basis of the number of days during such Computation Year at each such percentage.  In addition, for purposes of computing Tenant’s Industrial Share of Industrial Project Expenses for any calendar year, in no event shall "Controllable Expenses" for any calendar year increase by more than five percent (5%) over the Controllable Expenses from the immediately preceding calendar year.  "Controllable Expenses" means all Industrial Project Expenses excluding (i) Industrial Tax Expenses; (ii) Industrial Insurance Expenses; (iii) snow removal cost; and (iv) costs of utilities for the Common Areas. Initially, Tenant’s Industrial Share is 0%. Notwithstanding

the foregoing, for purposes of computing Tenant’s Industrial Share of Industrial Tax Expenses for any calendar year, in no event shall Industrial Tax Expenses for any calendar year increase by more than ten percent (10%), calculated on a cumulative and compounded basis, over the Industrial Tax Expenses from the immediately preceding calendar year.

T.Tenant’s Office Share means 4.38%, computed by dividing the Rentable Area of the Premises by the Office Rentable Area of the Building.  In the event that either the Rentable Area of the Premises or the Office Rentable Area of the Building is changed, Tenant’s Office Share will be appropriately adjusted by Landlord.  For purposes of the Computation Year in which such change occurs, Tenant’s Office Share shall be determined on the basis of the number of days during such Computation Year at each such percentage.  In addition, for purposes of computing Tenant’s Office Share of Office Project Expenses for any calendar year, in no event shall "Controllable Expenses" for any calendar year increase by more than five percent (5%) over the Controllable Expenses from the immediately preceding calendar year.  "Controllable Expenses" means all Office Project Expenses excluding (i) Office Tax Expenses; (ii) Office Insurance Expenses; (iii) snow removal cost; and (iv) costs of utilities for the Common Areas. Notwithstanding the foregoing, for purposes of computing Tenant’s Office Share of Office Tax Expenses for any calendar year, in no event shall Office Tax Expenses for any calendar year increase by more than ten percent (10%), calculated on a cumulative and compounded basis, over the Office Tax Expenses from the immediately preceding calendar year.

5.2.Payments.  In addition to Base Rent, beginning on the first day of the first month after the Base Year, Tenant shall pay to Landlord, monthly, in advance, one-twelfth (1/12) of the Additional Rent due for each Computation Year, in an amount estimated by Landlord and billed by Landlord to Tenant (the “Estimated Expenses”).  Landlord shall have the right to revise the Estimated Expenses from time to time and to adjust Tenant’s monthly payments accordingly.  If either the Commencement Date or the expiration of the Term shall occur on a date other than the first or last day of a Computation Year, respectively, the Additional Rent for such Computation Year shall be equal to the number of days this Lease was in effect during such Computation Year divided by 365.  With reasonable promptness after the end of each Computation Year (including the Base Year), Landlord shall furnish Tenant with a statement setting forth in reasonable detail Landlord’s calculation of the actual Additional Rent that should have been paid by Tenant for such Computation Year (the “Actual Expenses”).  If the Actual Expenses for such Computation Year exceed the Estimated Expenses paid by Tenant for such Computation Year, then Tenant shall, within thirty (30) days after the receipt of the Actual Expenses statement, pay to Landlord the difference between the Actual Expenses and the Estimated Expenses paid by Tenant.  If the Estimated Expenses paid by Tenant for such Computation Year exceed the Actual Expenses for such Computation Year, then such excess shall be credited against the next installments of Additional Rent due from Tenant to Landlord hereunder.  Neither Landlord’s failure to deliver, nor late delivery of, the Estimated Expenses or Actual Expenses shall constitute a default by Landlord hereunder or a waiver of Landlord’s right to collect any payment provided for herein.

5.3.Excessive Expenses.  In addition to any other sums payable hereunder, Tenant shall pay to Landlord any excessive or extraordinary operating or insurance costs as Landlord may reasonably determine to be incurred (A) due to Tenant’s excessive or extraordinary use of the Premises or other facilities of the Property, as compared to other similar tenants of the Property (including, without limitation, use beyond the normal business work week), and (B) due to Tenant’s breach or Default of its obligations under this Lease.  Landlord may reasonably estimate the amount of such use and costs, and bill Tenant periodically for the same.

5.4.Disputes.  If there is any dispute as to any Additional Rent due under this Paragraph 5 for any Computation Year, Tenant shall have the right, during the twenty-four (24)-month period after Tenant’s receipt of Landlord’s statement of Actual Expenses for such Computation Year (and during the thirty-six (36) month period after the end of the Base Year for the Base Year) (the “Audit Period”), at reasonable times and upon reasonable notice, to have a reputable operating expense audit firm, at Tenant’s sole cost, inspect Landlord’s accounting records at Landlord’s accounting office or conduct an audit, at Tenant’s sole cost.  Tenant’s failure to provide Landlord with notice of any dispute as to Actual Expenses and/or Additional Rent during the Audit Period shall constitute a waiver by Tenant to dispute or audit the Additional Rent, or any component thereof, for such Computation Year.  If Tenant still disputes such Actual Expenses and/or Additional Rent after such inspection, then, upon Tenant’s written request therefor, a certification as to the proper amount of Additional Rent that should have been paid by Tenant, and the amount due to or payable by Tenant, shall be made by an independent accounting firm selected by Landlord and Tenant.  If Landlord and Tenant are unable to agree upon an accounting firm, Landlord and Tenant shall each select an accounting firm and the two (2) firms so selected shall select a third firm, which shall make the certification requested hereunder.  Tenant agrees to pay all costs and expenses incurred in connection with such certification, unless such certification reveals that Landlord has overcharged Tenant by more than $6,000 for any Computation Year (in which case Landlord shall pay all costs and expenses incurred in connection with such audit and certification).  Such certification shall be final and conclusive as to all parties.  Notwithstanding the foregoing, in no event shall Tenant be entitled to withhold payment of Rent (including Additional Rent) during the certification process, and Tenant shall remain obligated to pay all Rent (including Additional Rent) due as otherwise set forth in this Lease.  In the event Tenant shall prevail in the certification process, Landlord, at its election, shall either promptly refund any excess Additional Rent payments to Tenant or shall apply such excess as a credit against future Base Rent due from Tenant.

6.PARKING

So long as Tenant complies with the terms, provisions and conditions of this Lease, Landlord shall maintain and operate (or cause to be maintained and operated) automobile parking facilities (the “Parking Facilities”) adjacent to or within a reasonable distance from the Building.  The Parking Facilities shall initially contain at least ten (10) surface spaces per one thousand (1,000) rentable square feet of the Premises in the parking area(s) located adjacent to the Premises free of charge during the Term or any extension thereof.  Landlord, at its cost, shall have the right to reasonably relocate the Parking Facilities to another location, in Landlord’s reasonable discretion, to facilitate development of the Property, provided, however, that at all times Tenant shall have the right, to the nonexclusive use of six (6) surface spaces per one thousand (1,000) rentable square feet of the Premises in the parking area(s) located adjacent to the Premises.  At Tenant’s option, Tenant shall have the right to preferred parking spaces at a ratio not to exceed one (1) surface space per one thousand (1,000) rentable square feet of the Premises. Costs associated with marking or reserved signage shall be at Tenant’s cost.  The location of shall be designated by Landlord, acting reasonably.  All automobiles, trucks, trailers and/or other vehicles parked in the Parking Facilities by Tenant or by any Tenant Representative (as defined in Paragraph 8.2) shall be in operable condition, and shall be licensed and insured as required under applicable law.  Except for damages or injuries, which arise from Landlord’s willful misconduct, Tenant assumes total responsibility and liability for all vehicles of Tenant or any Tenant Representative parked or stored in the Parking Facilities, and Landlord assumes no liability whatsoever for any damage to, loss of, or theft of any such vehicles or any personal property in such vehicles.  Except for damages or injuries, which arise from Landlord’s gross negligence or intentional misconduct, NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, TENANT ACKNOWLEDGES AND AGREES THAT TENANT AND ALL TENANT REPRESENTATIVES SHALL USE ANY PARKING FACILITIES AT THEIR SOLE RISK AND THAT LANDLORD SHALL HAVE NO RESPONSIBILITY TO PREVENT, AND SHALL NOT BE LIABLE TO TENANT, TO ANY TENANT REPRESENTATIVE OR TO ANY OTHER PERSON FOR, DAMAGES OR INJURIES TO PERSONS OR PROPERTY PARKED OR OTHERWISE LOCATED ON OR ABOUT THE PROPERTY.

7.PERMITTED USES

Tenant shall use and occupy the Premises throughout the Term of this Lease for office purposes and uses customarily associated therewith, and for no other purpose. In particular, no use shall be made or permitted to be made of the Premises, nor acts done which will increase the existing rate of insurance upon the Building or the Property, unless Tenant pays for such increase, or cause a cancellation of any insurance policy covering the Building or the Property, nor shall Tenant sell, or permit to be kept, used, or sold, in or about the Premises, any article which may be prohibited by the standard form of fire insurance policies.  Notwithstanding the foregoing, Landlord will not unreasonably withhold its consent to a proposed change in Tenant’s use of the Premises so long as such change in use: (i) will not, in Landlord’s sole opinion, impact the Property in a negative way, including, without limitation, any potential environmental concerns; (ii) will not, in Landlord’s sole opinion, cause any odors or excessive noise; (iii) will not affect zoning requirements; (iii) is substantially similar to the then permitted use; and (iv) is permitted by applicable legal requirements.  Landlord makes no representation or warranty, implied or otherwise, as to the quality or condition of the Premises, as to whether Tenant’s intended use complies with applicable laws, or as to the suitability of the Premises for Tenant’s intended use.  Tenant shall comply with all laws, ordinances, rules, regulations and codes of all municipal, county, state and federal authorities pertaining to Tenant’s use and occupation of the Premises.  Tenant shall not commit, or suffer to be committed, any waste upon the Premises or any public or private nuisance, or other act or thing which disturbs the quiet enjoyment of any other tenant of the Property.  Tenant shall not permit the storage of any items that cause objectionable odors to escape or be emitted from the Premises.  In the event that Tenant properly expands into the Warehouse Space, then Tenant shall use and occupy the Warehouse Space throughout the Term of this Lease for warehouse purposes and uses customarily associated therewith, and for no other purpose, provided, however, that all other terms and conditions of this Paragraph 7, shall apply to the Warehouse Space.

8.ENVIRONMENTAL COMPLIANCE/HAZARDOUS MATERIALS

8.1.Definitions.  “Hazardous Materials” means (A) any material, substance or waste that is or has the characteristic of being hazardous, toxic, ignitable, reactive, flammable, explosive, radioactive, mutagenic or corrosive, including, without limitation, petroleum or any petroleum derivative, solvents, heavy metals, acids, pesticides, paints, printing ink, PCBs, asbestos, materials commonly known to cause cancer or reproductive problems and those materials, substances and/or wastes, including wastes which are or later become regulated by any local governmental authority, the state in which the Property is located or the United States Government, including, without limitation, substances defined as “hazardous substances,” “hazardous materials,” “toxic substances” or “hazardous wastes” in the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. §§9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. §§5101, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. §§6901 et seq.), any environmental law of the state where the Property is located, or any other environmental law, regulation or ordinance now existing or hereinafter enacted; (B) any other substance or matter which results in liability to any person or entity from exposure to such substance or matter under any statutory or common law theory; and (C) any substance or matter which is in excess of relevant and appropriate levels set forth in any applicable federal, state or local law or regulation pertaining to any hazardous or toxic substance, material or waste, or for which any applicable federal, state or local agency orders or otherwise requires removal, remediation or treatment.  “Hazardous Materials Laws” means all present and future federal, state and local laws, ordinances and regulations, prudent industry practices, requirements of governmental entities and manufacturer’s instructions relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, disposal or transportation of any Hazardous Materials, including, without limitation, the laws, regulations and ordinances referred to in the preceding sentence.

8.2.Use of Premises by Tenant.  Tenant hereby agrees that Tenant and Tenant’s officers, employees, representatives, agents, consultants, contractors, subcontractors, successors, assigns, subtenants, concessionaires, invitees, any other occupants of the Premises, and any others acting for or on behalf of Tenant (collectively, “Tenant Representatives”) shall not cause or permit any Hazardous Materials to be used, generated, manufactured, refined, produced, processed, stored or disposed of, on, under or about the Premises or the Property or transported to or from the Premises or the Property without the express prior written consent of Landlord (subject, however, to the last sentence of this Paragraph 8.2).  Tenant shall at its own expense procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for the storage or use by Tenant or any Tenant Representative of Hazardous Materials on the Premises or the Property.  Notwithstanding the foregoing, Tenant shall be entitled to use and store in the Premises common cleaning solutions and office supplies used by Tenant in its ordinary operations, so long as the same are used in compliance with all Hazardous Materials Laws, stored in appropriate containers in compliance with all Hazardous Materials Laws, and disposed of in compliance with all Hazardous Materials Laws.

8.3.Remediation.  If at any time during the Term any contamination of the Premises or the Property by Hazardous Materials shall occur where such contamination is caused by the act or omission of Tenant or of any Tenant Representative (“Tenant’s Contamination”), then Tenant, at Tenant’s sole cost and expense, shall promptly and diligently remove such Hazardous Materials from the Premises, the Property or the groundwater underlying the Premises or the Property to the extent required to comply with applicable Hazardous Materials Laws in order to restore the Premises or the Property to the same or better condition which existed before the Tenant’s Contamination.  Tenant shall not take any required remedial action in response to any Tenant’s Contamination in or about the Premises or the Property, or enter into any settlement agreement, consent, decree or other compromise in respect to any claims relating to any Tenant’s Contamination, without first obtaining the prior written consent of Landlord, which may be subject to conditions imposed by Landlord in Landlord’s sole discretion; provided, however, that Landlord’s prior written consent shall not be necessary to the extent that the presence of Hazardous Materials on, under or about the Premises or the Property (A) poses an immediate threat to the health, safety or welfare of any individual or (B) is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Landlord’s consent before taking such action.  Landlord and Tenant shall jointly prepare a remediation plan in compliance with all Hazardous Materials Laws and the provisions of this Lease.  In addition to all other rights and remedies of Landlord hereunder, if Tenant does not promptly and diligently take all steps to prepare and obtain all necessary approvals of a remediation plan for any Tenant’s Contamination, and thereafter commence the required remediation of any Hazardous Materials released or discharged in connection with Tenant’s Contamination within thirty (30) days after all necessary approvals and consents have been obtained and thereafter continue to prosecute such remediation to completion in accordance with an approved remediation plan, then Landlord, at its sole discretion, shall have the right, but not the obligation, to cause such remediation to be accomplished, and Tenant shall reimburse Landlord within fifteen (15) days after Landlord’s demand for reimbursement of all amounts reasonably paid by Landlord (together with interest on such amounts at 15% per annum (or, if less, the maximum lawful rate) from the date paid by Landlord), when such demand is accompanied by reasonable proof of payment by Landlord of the amounts demanded.  Tenant shall promptly deliver to Landlord, legible copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Premises or the Property as part of Tenant’s remediation of any Tenant’s Contamination.

8.4.Notice of Hazardous Materials Matters.  Tenant shall immediately notify Landlord in writing of: (A) any enforcement, cleanup, removal or other governmental or regulatory action instituted, contemplated or threatened concerning the Premises pursuant to any Hazardous Materials Laws; (B) any claim made or threatened by any person against Tenant or the Premises relating to damage contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials on or about the Premises; (C) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in or removed from the Premises, including any complaints, notices, warnings or asserted violations in connection therewith, all upon receipt by Tenant of actual knowledge of any of the foregoing matters; or (D) any spill, release, discharge or disposal of any Hazardous Materials in, on or under the Premises, the Property, or any portion thereof.  Tenant shall also supply to Landlord as promptly as possible, and in any event within five (5) days after Tenant first receives or sends the same, with copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or Tenant’s use thereof.

8.5.Indemnification by Tenant.  Provided Landlord delivers to Tenant relevant reports with reference to the Premises that Landlord has in its possession, and allows Tenant, the right to contact Landlord’s preferred vendors who have inspected the Property, Building and Premises (provided that any such communication with Landlord’s preferred vendors also includes a representative of Landlord in any such communications), and provided Tenant is allowed access to conduct its own Phase I prior to the execution of this Lease, Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect, and hold Landlord, each of Landlord’s directors, managers, officers, shareholders, members, partners, employees, representatives, agents, and attorneys, any lender having a lien on or covering the Property or any part thereof, any entity or person named or required to be named as an additional insured in Paragraph 14.2, and the respective successors and assigns of all of the foregoing persons free and harmless from and against any and all claims, actions, causes of action (including, without limitation, remedial and enforcement actions of any kind, informal or formal administrative or judicial proceedings, and orders or judgments arising therefrom), liabilities, penalties, forfeitures, damages (including, without limitation, damages for the loss or restriction or use of rentable space or any amenity of the Premises or the Property, diminution in the value of the Premises or the Property, fines, injunctive relief, losses or expenses (including, without limitation, the costs of investigation and testing and reasonable consultants’ and attorneys’ fees and costs) or death of or injury to any person or damage to any property whatsoever, to the extent arising from or caused, in whole or in part, directly or indirectly, by (A) any Tenant’s Contamination, (B) Tenant’s or any Tenant’s Representative’s failure to comply with any Hazardous Materials Laws with respect to the Premises, or (C) offsite disposal or transportation of Hazardous Materials on, from, under or about the Premises or the Property by Tenant or any Tenant’s Representative.  Tenant’s obligations hereunder shall include without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup or detoxification or decontamination of the Premises, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith.  For purposes of the indemnity provisions hereof, any acts or omissions of Tenant or by any Tenant Representative (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant.

8.6.Indemnification by Landlord.  Landlord shall indemnify, defend (by counsel reasonably acceptable to Tenant), protect, and hold Tenant, each of Tenant’s directors, managers, officers, shareholders, members, partners, employees, representatives, agents, and attorneys, and the respective successors and assigns of all of the foregoing persons free and harmless from and against any and all claims, actions, causes of action (including, without limitation, remedial and enforcement actions of any kind, informal or formal administrative or judicial proceedings, and orders or judgments arising therefrom), liabilities, penalties, forfeitures, damages, fines, injunctive relief, losses or expenses (including, without limitation, the costs of investigation and testing and reasonable consultants’ and attorneys’ fees and costs) or death of or injury to any person or damage to any property whatsoever, to the extent arising from or caused, in whole or in part, directly or indirectly, by (i) any prior contamination, pre-existing condition, or contamination caused by Landlord in violation of a Hazardous Material Law and (ii) any contamination existing as of the Occupancy Date in violation of a Hazardous Material Law.  Landlord’s obligations hereunder shall include without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup or detoxification or decontamination of the Premises, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith.  Landlord’s obligations under this Paragraph 8.6 shall be specifically limited to affirmative acts of Landlord, and shall not include the acts or omissions of any other tenants of the Property or other persons.

8.7.Compliance with Environmental Laws.  Tenant shall at all times and in all respects comply with (and shall cause all Tenant Representatives to comply with) all Hazardous Materials Laws in connection with their use and occupancy of the Premises and the Property.  All reporting obligations imposed by Hazardous Materials Laws and arising from Tenant’s (or any Tenant Representative’s) use and occupancy of the Premises and the Property are strictly the responsibility of Tenant.

8.8.Exclusivity.  The allocations of responsibility between, obligations and liabilities undertaken by, and indemnifications given by Landlord and Tenant under this Paragraph 8, shall be the exclusive provisions under this Lease applicable to the subject matter treated in this Paragraph 8, and any other conflicting or inconsistent provisions contained in this Lease shall not apply with respect to such subject matter.  Landlord and Tenant have been informed that certain judicial decisions have held that, notwithstanding the specific language of a lease, courts may impose the responsibility for complying with legal requirements and for performing improvements, maintenance and repairs on a landlord or tenant based on the court’s assessment of the parties’ intent in light of certain equitable factors.  Landlord and Tenant have each been advised by their respective legal counsel about the provisions of this Lease allocating responsibility for compliance with laws and for performing improvements, maintenance and repairs between Landlord and Tenant.  Landlord and Tenant expressly agree that the allocation of responsibility for compliance with laws and for performing improvements, maintenance and repairs set forth in this Lease represents Landlord’s and Tenant’s intent with respect to this issue.

8.9.Survival and Duration of Obligations.  All covenants, representations, warranties, obligations and indemnities made or given under this Paragraph 8 shall survive the expiration or earlier termination of this Lease.

9.UTILITIES

Tenant shall pay all service charges and utility deposits and fees for water, electricity, sewage, janitorial, gas, telephone, pest control and any other utility services furnished to the Premises (“Utilities”) during the entire Term of this Lease.  Tenant shall pay for all Utilities in addition to Rent.  Except for damages or injuries caused by Landlord’s gross negligence or willful misconduct, Landlord shall not be liable for any reason for any loss or damage resulting from an interruption of any of the Utility services.  Landlord may elect to separately meter any of the Utilities at Landlord’s expense.  If any Utilities are not separately metered or billed to Tenant for the Premises but rather are billed to and paid by Landlord, Tenant shall pay to Landlord, as additional Rent, Tenant’s share of the cost of such services, as reasonably determined by Landlord.  If any Utilities are not separately metered, Landlord shall have the right to determine Tenant’s consumption by submetering, survey or other methods designed to measure consumption with reasonable accuracy.

10.REPAIRS AND SERVICES BY LANDLORD

A.Landlord shall maintain, repair, and replace as needed (i) the exterior walls and other structural components of the Building, including, without limitation, the foundation, slab, roof, roof membrane, roof systems and components, exterior walls, load-bearing interior walls, gutters, downspouts, windows and frames (including glass and all exterior doors), (ii) all Building systems, including, without limitation, the lighting, life safety, HVAC, electrical and plumbing systems leading to, but not exclusively serving, the Premises, (iii) all utilities and utility installations leading to, but not exclusively serving, the Premises, (iv) the Common Areas both inside and outside the Building (including, without limitation, the Parking Facilities), and (v) the grounds surrounding the Building (including snow plowing, sanding, salting and shoveling snow; paving; and mowing of grass, care of shrubs and general landscaping) in good order and repair; provided that any repairs, maintenance or replacements rendered necessary by the negligence or intentional acts of Tenant or of any Tenant Representative shall be repaired by Tenant at Tenant’s sole cost and expense. The costs of all of the foregoing items shall be included in the Office Common Expenses and/or the Industrial Common Expenses unless such item is expressly excluded on Exhibit F. Tenant shall promptly report in writing to Landlord any condition known to Tenant to be defective which Landlord is required to repair, and failure to so report such conditions shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such conditions.  Landlord shall be required to commence such repairs within a reasonable period of time after receipt of Tenant’s notice.

B.Landlord shall furnish HVAC to the Premises, Monday through Friday, from 7:00 a.m. to 6:00 p.m. and on Saturday from 9:00 am to 1:00 p.m., except for New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, Christmas and two other holidays reasonably designated by Landlord ("Business Hours").  The costs of providing HVAC to the Premises during Business Hours shall be included in Office Common Expenses.  Tenant, at its sole cost, shall have the right to utilize HVAC outside of Business Hours, on a direct dial control "DDC" demand basis. Within ten (10) days after receipt of invoice from Landlord, Tenant shall reimburse Landlord for Landlord’s actual cost of providing HVAC to Tenant outside of Business Hours, provided, however, in no event shall Tenant pay more than $20.00 per hour for the cost of providing HVAC outside of Business Hours.  Notwithstanding anything to the contrary contained in this Lease, this Paragraph 10.B shall only apply to office space leased by Tenant and shall not apply to any warehouse space leased by Tenant.

11.REPAIRS BY TENANT

Except as otherwise specifically provided in this Lease, and except for latent defects, which cannot be discovered by ordinary reasonable visual inspection, Tenant accepts the Premises in its present “As-Is” condition and specifically acknowledges that the Premises are suited for the uses intended by Tenant.  Subject to the provisions of Paragraph 13, Tenant shall make any other desired or required improvements to the Premises.  Except for the specific items that are Landlord’s responsibility pursuant to Paragraph 10, Tenant shall at its own cost and expense keep and maintain the Premises in good order and repair, promptly making all necessary repairs and replacements, including, without limitation, all fixtures within the Premises, ceilings, floors, non‑load-bearing interior walls, finish work, windows, glass and doors within the Premises, lighting fixtures, bulbs and ballasts within the Premises, utility connections and facilities within the Premises, plumbing and electrical systems within the Premises, termite and pest extermination, and damage to Common Areas caused by Tenant or by any Tenant Representative.  Tenant, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices.  Tenant’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.  Tenant shall be permitted to implement its own reasonable security measures in the Premises, subject to prior approval by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed).  Any security implemented by Tenant shall not interfere with any security measures that might be implemented on the Property by Landlord.  Notwithstanding anything to the contrary herein, Tenant acknowledges and agrees that it shall be solely responsible for providing adequate security for (A) the Premises, (B) any cars or other vehicles on the Property or in the Parking Facilities, and (C) Tenant’s use of the Property and Premises.  Landlord shall have no responsibility to prevent, and shall not be liable to Tenant, to any Tenant Representative, or to any of their respective agents, employees, contractors, visitors or invitees, for losses due to theft, burglary or other criminal activity, or for damages or injuries to persons or property resulting from persons gaining access to the Premises or any part of the Property, and Tenant hereby releases Landlord and its agents and employees from all liabilities for such losses, damages or injury, regardless of the cause thereof, unless such losses, damage, or injury results from Landlord’s gross negligence or intentional misconduct.  Tenant shall be responsible for complying with all laws applicable to the Property as a result of Tenant’s specific use of the Premises.  Tenant shall be responsible, at its sole cost and expense, for providing all janitorial services to the Premises.

12.TENANT’S TAXES AND ASSESSMENTS

Tenant shall pay promptly, when due, all personal property taxes or other taxes and assessments levied and assessed by any governmental authority upon the removable property of Tenant in, upon or about the Premises.

13.ALTERATION OF PREMISES

A.After the Commencement Date, Tenant shall not repair or change the Premises at a cost in excess of $15,000.00 (“Tenant Repairs”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, provided, however, that Tenant will make no structural changes or alterations to the Premises or changes to any Building systems without Landlord’s consent, which may be withheld in Landlord’s sole discretion.  Landlord has pre-approved the Initial Tenant Improvements (as defined on Exhibit D-3) and none of the Initial Tenant Improvements will be considered an alteration or be subject to removal at the end of the Term.  All alterations, improvements or changes shall remain a part of and be surrendered with the Premises, (A) unless Landlord directs their removal under Paragraph 23, or (B) unless Landlord and Tenant agree otherwise prior to installation of such alterations, improvements or changes.  Tenant shall procure and keep in force, at Tenant’s sole cost and expense, any permits, licenses, and other governmental and regulatory approvals required for any such alterations or improvements.  All alterations and improvements shall be performed by licensed contractors, who shall satisfy the insurance requirements in Paragraph 14.4. From the Occupancy Date through and including the date immediately preceding the Commencement Date, Landlord, at its sole cost, shall supply temporary power, a materials staging area, restroom access, freight elevator access, and an area for a dumpster in connection with the Initial Tenant Improvements. Tenant shall perform the Initial Tenant Improvements, at Tenant’s sole cost, except as otherwise set forth herein.

B.Landlord shall provide Tenant with a reimbursement allowance for certain agreed-upon costs incurred by Tenant to construct improvements and move into the Premises.  Such allowance reimbursement shall occur in four phases. Landlord shall provide an allowance (the “Phase 1 Allowance”) in the aggregate amount not to exceed $120,000.00 plus reimbursement of the cost for floor coverings and paint for the entire Premises pursuant to the specifications in Exhibit D-2 for Approved Costs (as hereinafter defined), provided, however, in no event shall FF&E Costs (as hereinafter defined) exceed twenty percent (20%) of the Phase 1 Allowance. “Approved Costs” shall mean the costs and expenses directly and reasonably incurred by Tenant in performing the Initial Tenant Improvements and relocating into the Premises, including, but not limited to material, labor, architect and engineer fees, project management fees, permitting, phone and data cabling, cabling, signage and the installation of furniture fixtures and equipment (“FF&E Costs”).   The Phase 1 Allowance shall be made by Landlord to Tenant in accordance with the following: (i) Landlord shall reimburse Tenant for paid invoices delivered to Landlord evidencing Approved Costs expended by Tenant prior to and/or after Lease execution; (ii) Tenant shall satisfy any requirements reasonably requested by Landlord for such allowance, including, without limitation, partial lien waivers; and (iii) such payment shall be made by Landlord to Tenant within thirty (30) days after the later of (x) the date that Tenant has completed all requirements set forth in subsections (i) and (ii) above and (y) Landlord’s receipt of Rent due for the first month of the first Lease Year.  Any portion of the Phase 1 Allowance in excess of $66,000.00 shall be amortized over the Initial Term at an interest rate equal to eight percent (8%) per annum commencing upon the date that Landlord pays such portion of the Phase 1 Allowance to Tenant and such amortized amount shall be paid by Tenant to Landlord on a monthly basis during the Initial Term, in the same manner of payment provided in this Lease for Rent.  This Paragraph 13.B shall only apply to the Initial Tenant Improvements and shall not apply to any work related to any Office Increment or Warehouse Space.  Notwithstanding anything herein to the contrary, Landlord shall not be required to provide the Phase 1 Allowance in the event that Tenant is in Default of this Lease.

C.Landlord shall provide an allowance (the “Phase 2 Allowance”) in the aggregate amount not to exceed $120,000.00 for Approved Costs, provided, however, in no event shall FF&E Costs exceed twenty percent (20%) of the Phase 2 Allowance.  The Phase 2 Allowance shall be made by Landlord to Tenant in accordance with the following: (i) Landlord shall reimburse Tenant for paid invoices delivered to Landlord evidencing Approved Costs expended by Tenant prior to and/or after Lease execution; (ii) Tenant shall satisfy any requirements reasonably requested by Landlord for such allowance, including, without limitation, partial lien waivers; and (iii) such payment shall be made by Landlord to Tenant within thirty (30) days after the later of (x) the date that Tenant has completed all requirements set forth in subsections (i) and (ii) above and (y) Landlord’s receipt of Rent due for the seventh (7th) month after the Commencement Date.  Any portion of the Phase 2 Allowance in excess of $66,000.00 shall be amortized over the Initial Term at an interest rate equal to eight percent (8%) per annum commencing upon the date that Landlord pays such portion of the Phase 2 Allowance to Tenant and such amortized amount shall be paid by Tenant to Landlord on a monthly basis during the Initial Term, in the same manner of payment provided in this Lease for Rent.  This Paragraph 13.C shall only apply to the Initial Tenant Improvements (excluding any Initial Tenant Improvements for which the Phase 1 Allowance was paid) and shall not apply to any work related to any Office Increment or Warehouse Space. Notwithstanding anything herein to the contrary, Landlord shall not be required to provide the Phase 2 Allowance in the event that Tenant is in Default of this Lease.

D.Landlord shall provide an allowance (the “Phase 3 Allowance”) in the aggregate amount not to exceed $120,000.00 for Approved Costs, provided, however, in no event shall FF&E Costs exceed twenty percent (20%) of the Phase 3 Allowance.  The Phase 3 Allowance shall be made by Landlord to Tenant in accordance with the following: (i) Landlord shall reimburse Tenant for paid invoices delivered to Landlord evidencing Approved Costs expended by Tenant prior to and/or after Lease execution; (ii) Tenant shall satisfy any requirements reasonably requested by Landlord for such allowance, including, without limitation, partial lien waivers; and (iii) such payment shall be made by Landlord to Tenant within thirty (30) days after the later of (x) the date that Tenant has completed all requirements set forth in subsections (i) and (ii) above and (y) Landlord’s receipt of Rent due for the thirteenth (13th) month following the Commencement Date.  Any portion of the Phase 3 Allowance in excess of $66,000.00 shall be amortized over the Initial Term at an interest rate equal to eight percent (8%) per annum commencing upon the date that Landlord pays such portion of the Phase 3 Allowance to Tenant and such amortized amount shall be paid by Tenant to Landlord on a monthly basis during the Initial Term, in the same manner of payment provided in this Lease for Rent.  This Paragraph 13.D shall only apply to the Initial Tenant Improvements (excluding any Initial Tenant Improvements for which the Phase 1 Allowance and Phase 2 Allowance were paid by Landlord) and shall not apply to any work related to any Office Increment or Warehouse Space.  Notwithstanding anything herein to the contrary, Landlord shall not be required to provide the Phase 3 Allowance in the event that Tenant is in Default of this Lease.

E.Landlord shall provide an allowance (the “Phase 4 Allowance”) in the aggregate amount not to exceed $82,000.00 for Approved Costs, provided, however, in no event shall FF&E Costs exceed twenty percent (20%) of the Phase 4 Allowance.  The Phase 4 Allowance shall be made by Landlord to Tenant in accordance with the following: (i) Landlord shall reimburse Tenant for paid invoices delivered to Landlord evidencing Approved Costs expended by Tenant prior to and/or after Lease execution; (ii) Tenant shall satisfy any requirements reasonably requested by Landlord for such allowance, including, without limitation, final lien waivers; and (iii) such payment shall be made by Landlord to Tenant within thirty (30) days after the later of (x) the date that Tenant has completed all requirements set forth in subsections (i) and (ii) above and (y) Landlord’s receipt of Rent due for the nineteenth (19th) month following the Commencement Date.  Any portion of the Phase 4 Allowance in excess of $45,100.00 shall be amortized over the Initial Term at an interest rate equal to eight percent (8%) per annum commencing upon the date that Landlord pays such portion of the Phase 4 Allowance to Tenant and such amortized amount shall be paid by Tenant to Landlord on a monthly basis during the Initial Term, in the same manner of payment provided in this Lease for Rent.  This Paragraph 13.E shall only apply to the Initial Tenant Improvements (excluding any Initial Tenant Improvements for which the Phase 1 Allowance, Phase 2 Allowance and Phase 3 Allowance were paid by Landlord) and shall not apply to any work related to any Office Increment or Warehouse Space.  Notwithstanding anything herein to the contrary, Landlord shall not be required to provide the Phase 4 Allowance in the event that Tenant is in Default of this Lease.

F.In the event that Landlord fails to provide any of the Phase 1 Allowance, Phase 2 Allowance, Phase 3 Allowance or Phase 4 Allowance to Tenant within thirty (30) days after the Phase 1 Allowance, Phase 2 Allowance, Phase 3 Allowance or Phase 4 Allowance becomes due (each being an “Allowance Balance”), Tenant may offset any Allowance Balance against Base Rent, in an amount not to exceed one-half (1/2) of Base Rent due for any calendar month, until the Allowance Balance is paid in full.

G.In the event that a properly delivered Office Expansion Notice stipulates that Tenant is exercising its right to an allowance with respect to an Office Increment, Landlord shall provide an allowance (an “Office Increment Allowance”) in the aggregate amount not to exceed $20.00 per rentable square foot of such Office Increment for costs and expenses directly and reasonably incurred by Tenant in performing work that is approved by Landlord to such Office Increment (“Office Increment Work”). The payment of any Office Increment Allowance to Tenant for Office Increment Work shall be made by Landlord within thirty (30) days after the last to occur of the following: (i) Landlord’s written approval, which shall not be unreasonably conditioned or delayed, of the plans and specifications for the Office Increment Work and all contractors and subcontractors to be used in performing Office Increment Work prior to commencement of Office Increment Work; (ii) Landlord’s receipt of the policies of insurance, or certificates thereof, required by this Lease; (iii) completion of the Office Increment Work to Landlord’s satisfaction; (iv) Landlord’s receipt of paid invoices for Tenant’s expenses that qualify for the Office Increment Allowance; and (v) Landlord’s receipt of final lien waivers from all contractors and all subcontractors involved in the performance of the Office Increment Work.  The Office Increment Allowance shall be amortized over the remaining portion of the Initial Term at an interest rate equal to eight percent (8%) per annum commencing upon the date that Landlord pays the Office Increment Allowance to Tenant and such amortized amount shall be paid by Tenant to Landlord on a monthly basis during the remainder of the Initial Term, in the same manner of payment provided in this Lease for Rent.

14.INSURANCE

14.1.Landlord’s Insurance.  Landlord shall maintain in full force and effect throughout the entire term of this Lease general comprehensive liability insurance for the Building and Common Areas and all risk property insurance, including vandalism and special form or such other or broader coverage as may from time to time be customary, on the Building, the Common Areas and the Land in such amounts determined by Landlord or Landlord’s lender.  Copies of all such insurance policies, or certificates thereof endorsed to show payment of the premium, shall be available for inspection by Tenant, and such policies and certificates shall show Landlord and the beneficiary of any mortgage or deed of trust on the Premises to be additional insureds as their interests may exist (or a mortgagee loss payable endorsement).  Such insurance may be provided by a blanket insurance policy covering the Premises, so long as the coverage on the Premises is at all times at least as great as required by this Paragraph 14.1.  The costs of the insurance obtained by Landlord under this Paragraph 14.1 shall be included in the Insurance Expenses; except for any insurance premiums which become due solely by reason of the use of any tenant of the Property and such exclusions shall solely be for any increased insurance cost caused by such tenant’s use.

14.2.Tenant’s Insurance.  Tenant agrees to take out and keep in force during the term hereof, without expense to Landlord, with an insurance company with a general policyholder’s rating of at least A-VII (as rated in the most current Best’s Insurance Reports), or another insurance company acceptable to Landlord, the policies of insurance as set forth below.  Tenant shall be permitted to obtain the insurance required under this Paragraph 14.2 by providing a blanket policy of insurance only if such blanket policies expressly provide coverage to the Premises and Landlord as required by this Lease without regard to claims made under such policies with respect to other persons or properties, and in such form and content reasonably acceptable to Landlord.  All such insurance policies shall be on an occurrence basis and not a claims-made basis, contain a standard separation-of-insureds provision, and shall name Landlord, its property manager IRG Realty Advisors, LLC (or such other property manager designated by Landlord), any on-site manager, and their respective agents, employees, and representatives as additional insureds on a primary and non‑contributory basis.

A.Causes of Loss – Special Form property insurance, in an amount of at least one hundred percent (100%) of replacement cost covering all tenant improvements, betterments and alterations permitted under this Lease, floor and wall coverings, and Tenant’s furniture, business and personal trade fixtures, equipment, systems and other personal property from time to time situated in the Premises.  Such property insurance shall include a replacement cost endorsement, providing protection against any peril included within the classification fire and extended coverage, sprinkler damage, vandalism, malicious mischief, and such other additional perils as covered in a “causes of loss-special form” standard insurance policy.  The proceeds of such insurance shall be used for the repair and replacement of the property so insured, except that if not so applied or if this Lease is terminated following a casualty, the proceeds applicable to the leasehold improvements shall be paid to Landlord and the proceeds applicable to Tenant’s personal property shall be paid to Tenant.

B.Commercial general liability insurance, in the name of Tenant, insuring against any liability from Tenant’s use and occupancy of the Premises and the business operated by Tenant.  All such policies shall be written to apply to all bodily injury or death, property damage and personal injury losses, and shall include blanket contractual liability (including Tenant’s indemnity obligations under this Lease), broad form property damage liability, premise-operations and products-completed operations, shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke or fumes from hostile fire, shall include a contractual liability endorsement, and shall provide primary coverage to Landlord (and any insurance policy issued to Landlord providing duplicate or similar coverage shall be deemed to be excess over Tenant’s policies), in such amounts as may from time to time be customary with respect to similar properties in the general geographical area of the Property, but in any event at least $3,000,000 per occurrence (or such other amounts as may be reasonably required by Landlord).  The amounts of such insurance required hereunder shall be adjusted from time to time as requested by Landlord based upon Landlord’s determination as to the amounts of such insurance generally required at such time for comparable premises and buildings in the general geographical area of the Property.  In addition, such policy of insurance shall include coverage for any potential liability arising out of or because of any construction, repair work, maintenance, restoration, replacement, alteration, or other work done on or about the Premises by or under the control or direction of Tenant or any Tenant Representative.

C.Workers compensation insurance as required by applicable state law and employer liability insurance with limits of at least $1,000,000 (or such other amounts as may be reasonably required by Landlord).

D.Business automobile liability insurance covering owned, hired and non‑owned vehicles with limits of at least $1,000,000 combined single limit (bodily injury and property damage) per occurrence.

14.3.Certificates of Insurance.  All policies of insurance set forth in Paragraph 14.2 shall provide that copies of the policies or certificates thereof, showing the applicable premiums as paid, shall be delivered to Landlord and to IRG Realty Advisors, LLC, 4020 Kinross Lakes Parkway, Suite 200, Richfield, Ohio 44286 (or such other property manager designated by Landlord) prior to the Occupancy Date and thereafter at least fifteen (15) days prior to each renewal date.  All such policies shall provide that they shall not be canceled nor coverage reduced by the insurer without first giving at least thirty (30) days’ prior written notice to Landlord.  If Tenant fails to procure and keep in force such insurance, Landlord may procure it, and the cost thereof (together with interest on such amounts at 15% per annum (or, if less, the maximum lawful rate) from the date paid by Landlord) shall be payable immediately by Tenant to Landlord.

14.4.Contractors’ Insurance.  If Tenant permits or causes any construction, repair work, maintenance, restoration, replacement, alteration, or other work to be done on or about the Premises by any independent contractor or other person, then Tenant shall cause such independent contractor or other person to take out and keep in force, throughout the period during which such independent contractor or other person performs any work on the Premises and for a period of two years after completion of such work, without expense to Landlord, the policies of insurance as set forth below.  All such policies shall be provided by an insurance company with general policyholder’s rating of at least A-VII (as rated in the most current Best’s Insurance Reports), or another insurance company acceptable to Landlord.  All such insurance policies shall be on an occurrence basis, and shall name Landlord, its property manager IRG Realty Advisors, LLC (or such other property manager designated by Landlord), any on-site manager, Tenant, and their respective agents and employees as additional insureds on a primary, non‑contributory basis.  All policies of insurance set forth in this Paragraph 14.4 shall provide that copies of the policies or certificates thereof, showing the applicable premiums as paid, shall be delivered to Landlord and to IRG Realty Advisors, LLC, 4020 Kinross Lakes Parkway, Suite 200, Richfield, Ohio  44286 (or such other property manager designated by Landlord), prior to the date on which such independent contractor or other person commences work on the Premises and thereafter at least fifteen (15) days prior to each renewal date.  All such policies shall provide that they shall not be canceled nor coverage reduced by the insurer without first giving at least thirty (30) days’ prior written notice to Landlord.  If Tenant fails to cause such any independent contractors or other person performing work on the Premises to procure and keep in force such insurance, Landlord may procure it, and the cost thereof (together with interest on such amounts at 15% per annum (or, if less, the maximum lawful rate) from the date paid by Landlord) shall be payable immediately by Tenant to Landlord.

A.Commercial general liability insurance, in the name of such independent contractor or other person, insuring against any liability from the work on the Premises performed by such independent contractor or other person.  All such policies shall be written to apply to all bodily injury or death, property damage and personal injury losses, and shall include blanket contractual liability (including applicable indemnity obligations), broad form property damage liability, premise-operations and products-completed operations, shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke or fumes from hostile fire, shall include a contractual liability endorsement, and shall provide primary coverage to Landlord (and any insurance policy issued to Landlord providing duplicate or similar coverage shall be deemed to be excess over such insurance policies), in such amounts as may from time to time be customary with respect to similar properties in the general geographical area of the Property, but in any event at least $3,000,000 per occurrence (or such other amounts as may be reasonably required by Landlord).  The amounts of such insurance required hereunder may be adjusted from time to time as requested by Landlord based upon Landlord’s determination as to the appropriate amounts of insurance given the work to be performed.  In addition, such policy of insurance shall include coverage for any potential liability arising out of or because of any work done on or about the Premises by or under the control or direction of such independent contractor or other person (for example, work performed by any subcontractor).

B.Workers compensation insurance as required by applicable state law and employer liability insurance with limits of at least $1,000,000 (or such other amounts as may be reasonably required by Landlord).

C.Business automobile liability insurance covering owned, hired and non‑owned vehicles with limits of at least $1,000,000 combined single limit (bodily injury and property damage) per occurrence.

15.WAIVER, EXCULPATION AND INDEMNITY

15.1.Definitions.  For purposes of this Paragraph 15, (A) ”Tenant Parties” means, singularly and collectively, Tenant and Tenant’s officers, directors, managers, shareholders, partners, members, trustees, agents, employees, independent contractors, consultants, licensees, concessionaires, customers, guests, invitees or visitors as well as all persons and entities claiming through any of the foregoing persons or entities, and (B) ”Landlord Parties” shall mean singularly and collectively, Landlord and Landlord’s, mortgagees, officers, directors, shareholders, partners, members, trustees, agents, employees, independent contractors, and consultants, as well as to all persons and entities claiming through any of the foregoing persons or entities, but expressly excluding any other tenant or occupant of the Property.

15.2.Exculpation.  Tenant, on behalf of itself and of all Tenant Parties, and as a material part of the consideration to be rendered to Landlord under this Lease, hereby waives, to the fullest extent permitted by law, all claims against Landlord for loss, theft or damage to goods, wares, merchandise or other property (whether tangible or intangible) in and about the Premises, for loss or damage to Tenant’s business or other economic loss (whether direct, indirect, or consequential), and for the injury or death to any persons in, on or about the Premises, except for damage or loss directly caused by Landlord’s gross negligence or willful misconduct.

15.3.Landlord’s Indemnity.  Landlord shall indemnify, defend (by an attorney of Landlord’s choice, reasonably acceptable to Tenant), reimburse, protect and hold harmless Tenant and all Tenant Parties from and against all third party claims, liability and/or damages arising from or related to the acts or omissions of Landlord or Landlord Parties, relating to their use, possession, or occupancy of the Property or Landlord’s obligations under this Lease, or to any work done, permitted or contracted for by any of them on or about the Premises, except to the extent that such claims, liability and/or damages are caused by Tenant’s gross negligence or willful misconduct. It is specifically understood and agreed that Landlord shall not be liable or responsible for the acts or omissions of any of the other tenants of the Property or of any agents, independent contractors, consultants, licensees, concessionaires, customers, guests, invitees or visitors of persons other than Landlord.

15.4.Tenant’s Indemnity.  Except to the extent that such claims, liabilities and/or damages are caused by Landlord’s gross negligence, or willful misconduct, Tenant shall indemnify, defend (by an attorney of Tenant’s choice, reasonably acceptable to Landlord), reimburse, protect and hold harmless Landlord and all Landlord Parties from and against all third party claims, liability and/or damages arising from or related to the negligence, acts or omissions of Tenant or any Tenant Parties relating to their use, possession, or occupancy of the Property or Tenant’s obligations under this Lease, or to any work done, permitted or contracted for by any of them on or about the Premises.  It is specifically understood and agreed that Tenant shall not be liable or responsible for the acts or omissions of any of the other tenants of the Property or of any persons other than Tenant and Tenant Parties.  Tenant shall cause any independent contractor or other person who performs any construction, repair work, maintenance, restoration, replacement, alteration, or other work on or about the Premises by or under the control or direction of Tenant to execute and deliver to IRG Realty Advisors, LLC, 4020 Kinross Lakes Parkway, Suite 200, Richfield, Ohio  44286 (or such other property manager designated by Landlord) an agreement whereby such independent contractor or other person agrees to indemnify, defend (by an attorney of Landlord’s choice, reasonably acceptable to such independent contractor or other person), reimburse, protect and hold harmless Landlord, all Landlord Parties, and Tenant from and against the matters described in this Paragraph 15.4.

15.5.Waiver of Subrogation.  To the extent of any and all insurance maintained, or required to be maintained, by either Landlord or Tenant in any way connected with the Premises, Landlord and Tenant hereby waive on behalf of their respective insurance carriers any right of subrogation that may exist or arise as against the other party to this Lease.  Landlord and Tenant shall cause the insurance companies issuing their insurance policies with respect to the Premises to waive any subrogation rights that such companies may have against Tenant and Landlord, respectively, which waivers shall be specifically stated in the respective policies.

15.6.Survival and Duration of Obligations.  All representations, warranties, obligations and indemnities made or given under this Paragraph 15 shall survive the expiration or earlier termination of this Lease.

16.CONSTRUCTION LIENS

16.1.Prohibition on Construction Liens.  Tenant shall not suffer or permit any construction liens, mechanics’ liens or materialmen’s liens (“Tenant Liens”) to be filed against Landlord’s interest in the Property nor against Tenant’s leasehold interest in the Premises.  Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices which Landlord deems necessary for protection from Tenant Liens, or to take such other action as applicable law may require to protect from Tenant Liens.  In connection therewith, Tenant shall cooperate with Landlord and shall sign any notice or other documents reasonably required by Landlord to comply with such applicable law.  Tenant shall have the right to contest any Tenant Lien by proper proceedings; provided that (A) Tenant shall prosecute such contest diligently and in good faith, (B) such contest shall not expose Landlord to any civil or criminal penalty or liability in connection therewith, and (C) within five (5) days after

Landlord’s demand, Tenant shall furnish to Landlord a surety bond (or other adequate security satisfactory to Landlord) (a “Lien Bond”) in an amount equal to one hundred fifty percent (150%) of the amount of such claim or such higher amount as may be reasonably required both (i) to indemnify Landlord against liability and (ii) to hold the Property free from adverse effect in the event that such contest is not successful.  The Lien Bond may be retained by Landlord until such Tenant Lien has been removed of record or until judgment has been rendered on such claim and such judgment has become final, at which time Landlord shall have the right to apply such Lien Bond in discharge of the judgment on such Tenant Lien and to any actual costs, including reasonable attorneys’ fees, incurred by Landlord, and shall remit the balance thereof to Tenant.  If a Tenant Lien is filed and Tenant fails to contest such Tenant Lien in accordance with this Paragraph 16.1 or Tenant fails to timely post the Lien Bond, Landlord, at its election, and upon at least five (5) days’ prior written notice to Tenant, may pay and satisfy such Tenant Lien, and in such event the sums so paid by Landlord and all other costs and expenses (including reasonable consultants’ and attorneys’ fees) incurred by Landlord in connection therewith shall be deemed to be additional Rent due and shall be payable by Tenant at once without notice or demand (together with interest on such amounts at 15% per annum (or, if less, the maximum lawful rate) from the date paid by Landlord).  Notwithstanding the foregoing, Tenant shall have no responsibility for discharge of any mechanics’ liens filed by a contractor, subcontractor, materialman, or laborer of Landlord.

16.2.Notice of Tenant Repairs.  Tenant agrees to give Landlord written notice at least ten (10) days in advance of the commencement of any Tenant Repairs in order that Landlord may post appropriate notices of Landlord’s non‑responsibility.  Promptly after any Tenant Repairs are completed, Tenant shall file, upon request by Landlord, a notice of completion in the customary form for the jurisdiction in which the Property is located.

17.QUIET ENJOYMENT

Landlord covenants and agrees that Tenant, upon making all of Tenant’s payments of Rent as and when due under this Lease, and upon performing, observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, shall peaceably and quietly hold, occupy and enjoy the Premises during the Term, subject to the terms and provisions of this Lease.

18.LANDLORD’S RIGHT OF ENTRY

Landlord or its agents shall have the right to enter the Premises, at reasonable times upon reasonable notice to Tenant, in order to examine the Premises, to show the Premises to buyers, or during the last nine (9) months of the Term, to show the Premises to prospective tenants and to place “For Rent” or “For Sale” signs on or about the Premises.  Landlord may make modifications or other changes to the Property as are necessary, in Landlord’s sole discretion, to facilitate development of the Property, so long as Landlord uses its best efforts to minimize the effect of any such entry or any material interference with Tenant’s use of the Premises.  Upon receipt of reasonable advance notice from Landlord, Tenant may arrange to have a designated representative of Tenant accompany Landlord in entering the Premises.  Landlord’s right of entry shall not be deemed to impose upon Landlord any obligation, responsibility, or liability for the care, supervision or repair of the Premises other than as provided in this Lease, except that Landlord shall use reasonable care to prevent loss or damage to Tenant’s property resulting from Landlord’s entry.  Landlord shall have the right at any time, without effecting an actual or constructive eviction and without incurring any liability to Tenant therefor, to reasonably change the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other public parts of the Building and/or Property and to change the name, number or designation by which the Building and/or Property are commonly known, so long as such action does not result in any unreasonable interference with Tenant’s access to or use of the Premises or with the business carried on by Tenant in the Premises.  Notwithstanding the foregoing, Landlord shall have the right to enter the Premises without first giving notice to Tenant in the event of an emergency or where the nature of the emergency will not reasonably permit the giving of notice.

19.DESTRUCTION OF BUILDING

19.1.Partial Destruction.  In the event of a partial destruction of the Building during the Term of this Lease from any cause, Landlord shall forthwith repair the same, so long as such repair can reasonably be made within one hundred eighty (180) days after the happening of such destruction under applicable laws and regulations.  During such period, Tenant shall be entitled to a proportionate reduction of rent to the extent such repairs unreasonably interfere with the business carried on by Tenant in the Premises.  If Tenant fails to remove its goods, wares or equipment within a reasonable time and as a result the repair or restoration is delayed, or if such damage or destruction is caused primarily by the negligence or willful act of Tenant or any Tenant Representative, there shall be no reduction in rent during such delay.  In the event that such repair cannot reasonably be made within one hundred eighty (180) days after the happening of such destruction under applicable laws and regulations, Landlord shall have the right to terminate this Lease by notifying Tenant in writing within sixty (60) days after the happening of such destruction, in which event this Lease shall be deemed terminated.  If Landlord fails to give Tenant written notice of Landlord’s decision not to repair such damage within sixty (60) days after the happening of such destruction, then Landlord shall be required to commence the repair of the Building promptly and thereafter diligently complete the repairs.  In addition to the above, in the event that the Building is partially destroyed and (A) the cost of repairing the Building exceeds thirty‑three and one‑third percent (33 1/3%) of the replacement cost thereof, or (B) the damage caused by the partial destruction of the Building cannot reasonably be repaired within a period of one hundred eighty (180) the happening of such damage, Landlord may elect to terminate this Lease, whether or not the Building is insured, by written notice to Tenant given within sixty (60) days after the happening of such destruction.  If Landlord fails to give such written notice of Landlord’s decision not to repair the Building within such sixty (60) days, then Landlord shall be required to repair the Building within one hundred eighty (180) days after the happening of such destruction, if it can be reasonably repaired in such time, or as soon thereafter as reasonably practical if it cannot reasonably be repaired in such earlier period of time.

19.2.Total Destruction.  A total destruction of the Building shall terminate this Lease.  A total destruction of the Building means the cost of repairing the Building exceeds seventy-five percent (75%) of the replacement cost of the Building.

20.EMINENT DOMAIN

20.1.Definitions.  For purposes of this Lease, the word “condemned” is co-extensive with the phrase “right of eminent domain,” that is, the right of the government to take property for public use, and shall include the intention to condemn expressed in writing as well as the filing of any action or proceeding for condemnation.

20.2.Exercise of Condemnation.  If any action or proceeding is commenced for the condemnation of the Premises or any portion thereof, or if Landlord is advised in writing by any government (federal, state or local) agency or department or bureau thereof, or any entity or body having the right or power of condemnation, of its intention to condemn all or any portion of the Premises, or if the Premises or any part or portion thereof be condemned through such action, then and in any of such events Landlord may, without any obligation or liability to Tenant, and without affecting the validity and existence of this Lease other than as hereafter expressly provided, agree to sell and/or convey to the condemnor, without first requiring that any action or proceeding be instituted, or if such action or proceeding shall have been instituted, without requiring any trial or hearing thereof, and Landlord is expressly empowered to stipulate to judgment therein, the part and portion of the Premises sought by the condemnor, free from this Lease and the rights of Tenant hereunder.  Tenant shall have no claim against Landlord nor be entitled to any part or portion of the amount that may be paid or awarded as a result of the sale or condemnation of the Premises or any part or portion thereof, except that Tenant shall be entitled to recover from the condemnor and Landlord shall have no claim therefor or thereto for Tenant’s relocation costs, loss of goodwill, for Tenant’s trade fixtures, any removable structures and improvements erected and made by Tenant to or upon the Premises which Tenant is or may be entitled to remove at the expiration of this Lease and Tenant’s leasehold estate hereunder.

20.3.Effect on Lease.  If the entire Premises are condemned, this Lease shall terminate as of the earlier of such taking or loss of possession.  If only a part of the Premises is condemned and taken and the remaining portion thereof is, in Tenant’s reasonable discretion, not suitable for purposes for which Tenant has leased the Premises, either Landlord or Tenant shall have the option to terminate this Lease effective as of the earlier of such taking or loss of possession.  If by such condemnation and taking only a part of the Premises is taken, and the remaining part thereof is, in Tenant’s reasonable discretion, suitable for the purposes for which Tenant has leased the Premises, this Lease shall continue, but the Base Rent, Tenant’s Office Share and Tenant’s Industrial Share rental shall be reduced in an amount proportionate to the percentage that the floor area of that portion of the Premises physically taken by eminent domain bears to the floor area of the entire Premises.

21.BANKRUPTCY

If a general assignment is made by Tenant for the benefit of creditors, or any action is taken by Tenant under any insolvency or bankruptcy act, or if a receiver is appointed to take possession of all or substantially all of the assets of Tenant (and Tenant fails to terminate such receivership within sixty (60) days after such appointment), or if any action is taken by a creditor of Tenant under any insolvency or bankruptcy act, and such action is not dismissed or vacated within thirty (30) days after the filing date of such action, then, at the option of Landlord, this Lease shall terminate upon the occurrence of any of the foregoing events and shall expire as fully and completely as if the day of the occurrence of any of the foregoing events was the date specified in this Lease for the expiration thereof.  In such event, Tenant shall then quit and surrender the Premises to Landlord.

22.DEFAULT

If Tenant (i) abandons the Premises, or (ii) fails to pay any Rent or any other sum due hereunder at the time set forth in this Lease and continues to fail to perform the same for a period of three (3) days after receipt of written notice from Landlord pertaining thereto, or (iii) fails to perform any non‑monetary covenant to be performed by Tenant under this Lease and continues to fail to perform the same for a period of ten (10) business days after receipt of written notice from Landlord pertaining thereto (or a reasonable period of time, using due diligence, if any non‑monetary default cannot be cured within such ten (10) business day period, but not to exceed ninety (90) days, subject to delays beyond Tenant’s reasonable control, then Tenant shall be deemed to be in “Default” of this Lease, and Landlord, in addition to other rights or remedies it may have, may:

A.Continue this Lease in effect by not terminating Tenant’s right to possession of the Premises, and thereby be entitled to enforce all Landlord’s rights and remedies under this Lease, including the right to recover the Rent specified in this Lease as it becomes due under this Lease; or

B.Terminate Tenant’s right to possession of the Premises, thereby terminating this Lease, and recover from Tenant the sum of:

(i)The worth at the time of award of the unpaid Rent which had been earned at the time of termination of this Lease; plus

(ii)The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination of this Lease until the time of award exceeds the amount of rental loss that Tenant proves could have been reasonably avoided; plus

(iii)The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided; plus

(iv)Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease, as determined by a court of competent jurisdiction (or when arbitration is permitted, by an arbitrator); or

C.In lieu of, or in addition to, bringing an action for any or all of the recoveries described in Paragraph 22.B, bring an action to recover and regain possession of the Premises in the manner provided by the laws of unlawful detainer then in effect in the state where the Property is located.  If Landlord makes any expenditure required of Tenant hereunder, or if Tenant fails to make any payment or expenditure required of Tenant hereunder, such amounts shall be payable by Tenant to Landlord as Rent (together with interest on such amounts at 15% per annum (or, if less, the maximum lawful rate) from the date paid by Landlord), and Landlord shall have the same remedies as on the Default in payment of Rent.  The payment of interest required hereunder shall be in addition to the late charge set forth in Paragraph 3.3.  Notwithstanding any other provision of this Lease, under no circumstances shall Landlord or Tenant be liable to the other for any punitive or exemplary damages arising out of the acts or omissions of Landlord or Tenant or a breach of this Lease by either party.

23.SURRENDER OF PREMISES

On or before the expiration of the Term, Tenant shall vacate the Premises in broom‑clean condition and otherwise in the same condition as existed on date possession of such space was delivered to Tenant, ordinary wear and tear and fire and casualty loss excepted, except that any improvements made within or on the Premises by Tenant shall remain, in the same condition and repair as when constructed or installed, reasonable wear and tear and fire and casualty loss excepted; provided that (A) if Tenant has made any improvements or alterations within or on the Premises without Landlord’s prior written consent (or without other prior written notice to Landlord), then Tenant shall remove any such improvements on or before the expiration of the Term if Landlord gives written notice to Tenant, at least thirty (30) days before the expiration of the Term, directing such removal, and (B) if Tenant has made any improvements or alterations within or on the Premises with Landlord’s prior written consent (or with other prior written notice to Landlord), then Tenant shall remove any such improvements on or before the expiration of the Term if Landlord has notified Tenant in writing, at the time Landlord consents to such improvements or alterations (or within thirty (30) days after Landlord receives other written notice of such improvements or alterations), that such improvements or alterations must be removed on or before the expiration of the Term.  In addition, Tenant shall remove from the Premises all Tenant’s personal property and trade fixtures in order that Landlord can repossess the Premises on the day this Lease or any extension hereof expires or is sooner terminated.  Any removal of Tenant’s improvements, Tenant’s property and/or Tenant’s trade fixtures shall be accomplished in a manner which will minimize any damage or injury to the Premises, and any such damage or injury shall be repaired by Tenant, at Tenant’s sole cost and expense, within thirty (30) days after Tenant vacates the Premises.

24.HOLDING OVER

If Tenant holds over and remains in possession of the Premises after the expiration of this Lease, without the written consent of Landlord, then such possession shall be as a month-to-month tenant.  Unless Landlord agrees otherwise in writing, Base Rent during the hold-over period shall be equal to one hundred fifty percent (150%) of the Base Rent for the last month of the Term until Tenant vacates the Premises. The foregoing notwithstanding, the first thirty (30) days shall be at one hundred percent (100%). All other terms and conditions of this Lease shall continue in full force and effect during such hold-over tenancy, which hold-over tenancy shall be terminable by either party delivering written notice of termination to the other party, in which case such hold-over tenancy shall terminate effective as of the last day of the month following the month in which the termination notice is given.

25.SURRENDER OF LEASE

The voluntary or other surrender of this Lease by Tenant, or mutual cancellation thereof, shall not work a merger and may, at the option of Landlord, terminate all or any existing subleases or subtenancies or may operate as an assignment of any or all such subleases or subtenancies to Landlord.

26.RULES AND REGULATIONS

Tenant shall comply with all reasonable and non‑discriminatory rules and regulations now or hereinafter adopted by Landlord during the existence of this Lease, both in regard to the Property, the Building as a whole and to the Premises herein leased.  In the event of any inconsistency between the provisions of this Lease and the provisions of any such rules and regulations, the provisions of this Lease shall control.

27.NOTICE

Except as otherwise specifically provided herein, any notice, demand, consent, approval, request or document which any party is required or may desire to give or deliver to the other shall be given in writing by (A) personal delivery; (B) certified mail, return receipt requested, postage prepaid; (C) a national overnight courier service that provides written evidence of delivery; or (D) facsimile transmission and addressed as follows:

To Landlord:	Cleveland American, LLC 4780 Hinckley Industrial Parkway, Suite 100

Cleveland, OH  44109

Attention: Christopher S. Semarjian

with a copy to:	IRG Realty Advisors, LLC

4020 Kinross Lakes Parkway, Suite 200

Richfield, Ohio 44286

with a copy to:	Hurtuk & Daroff Co., LLP

Parkland Terrace

6120 Parkland Boulevard, Suite 100

Cleveland, Ohio 44124

Attention:  Edward A. Hurtuk, Esq.

To Tenant:	Inogen Inc. 326 Bollay Drive Goleta, CA 93117 Attention: Jim Runchey

with a copy to:	Inogen Inc. 326 Bollay Drive Goleta, CA 93117

Attention: Ali Bauerlein

Any party may change its address and/or facsimile number by giving written notice thereof in accordance with this Paragraph 27.  All notices hereunder shall be deemed given: (i) if delivered personally, when delivered; (ii) if sent by certified mail, return receipt requested, postage prepaid, on the third day after deposit in the U.S. mail; (iii) if sent by overnight courier, on the first business day after delivery to the courier; and (iv) if sent by facsimile, on the date of transmission if sent on a business day before 5:00 p.m. Eastern time, or on the next business day, if sent on a day other than a business day or if sent after 5:00 p.m. Eastern time; provided that a hard copy of any notice sent via facsimile must also be sent by either a nationally recognized overnight courier or by U.S. mail, first class, postage prepaid.

28.ASSIGNMENT AND SUBLETTING

28.1.No Assignment.  Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of the Premises or Tenant’s leasehold estate hereunder (any of the foregoing, “Assignment”), or permit the Premises to be occupied by anyone other than Tenant or sublet the Premises or any portion thereof (any of the foregoing, “Sublease”) without Landlord’s prior written consent in each instance, which consent may not be unreasonably withheld, conditioned or delayed by Landlord.  In the event that Landlord consents to an Assignment or Sublease then Tenant shall be responsible for reimbursing Landlord for its actual legal fees and expenses in connection with said Assignment or Sublease (not to exceed $1,000.00).  Notwithstanding the foregoing, Tenant shall have the right to assign this Lease or sublease the Premises (a “Permitted Transfer”) to  a subsidiary, affiliate or successor corporation of Tenant (a “Permitted Transferee”), provided, however, (i) within ten (10) days prior to the effective date of such Permitted Transfer, Tenant delivers to Landlord a fully executed copy of documentation executed by the Permitted Transferee, evidencing that such Permitted Transferee expressly assumes Tenant’s obligations and liabilities for the applicable period; and (ii) such Permitted Transferee has an equal or greater net worth than Tenant’s net worth for the quarter immediately preceding the effective date of such Permitted Transfer.

28.2.No Relief of Obligations.  Absent a written agreement to the contrary signed by Landlord, neither the consent by Landlord to any Assignment or Sublease by Tenant or a Permitted Transfer shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the Assignment or Sublease.  The consent by Landlord to any Assignment or Sublease shall not relieve Tenant of the obligation to obtain Landlord’s express written consent to any other Assignment or Sublease.  Any Assignment or Sublease that is not in compliance with this Paragraph 28 shall be void and, at the option of Landlord, shall constitute a material Default by Tenant under this Lease.  The acceptance of Rent by Landlord from a proposed assignee or sublessee shall not constitute the consent by Landlord to such Assignment or Sublease.  In the event of any Assignment or Sublease, including without limitation, a Permitted Transfer, if Tenant receives any payment from any assignee or sublessee in excess of the monthly Rent payable by Tenant under this Lease (after Tenant is first reimbursed for out-of-pocket, direct and reasonable sublease costs such as commissions, free rent, TI Allowances), then Tenant shall pay to Landlord, on a monthly basis, fifty percent (50%) of any such excess amount.

29.ATTORNEYS’ FEES

In the event of any legal or equitable action arising out of this Lease, the prevailing party shall be entitled to recover all reasonable fees, costs and expenses, to include, but not limited to reasonable expert witness fees, together with reasonable attorneys’ fees incurred in connection with such action.  The fees, costs and expenses so recovered shall include those incurred in prosecuting or defending any appeal.  The prevailing party shall also be entitled to reasonable attorneys’ fees incurred to collect or enforce the judgment.  If Tenant requests that Landlord agree to execute any agreement, certificate, or other instrument at the request of Tenant or Tenant’s lender, then Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord (including, without limitation, reasonable attorneys’ fees) in connection with such request and in connection with Landlord’s review of such agreement, certificate, or other instrument.

30.LITIGATION AND JUDGMENT COSTS

30.1.Landlord.  Should Landlord, without fault on Landlord’s part, be made a party to any litigation or proceeding instituted by or against Tenant, by or against any Tenant Representative, or by or against any person holding the Premises by license of Tenant, or for foreclosure of any lien for labor or material furnished to or for Tenant, to or for any Tenant Representative, or to or for any other such person, or otherwise arising out of or resulting from any act or transaction of Tenant, of any Tenant Representative, or of any such person, then Tenant covenants to pay to Landlord the amount of any judgment rendered against Landlord or the Premises (or any part thereof), and all costs and expenses, including reasonable attorneys’ fees, incurred by Landlord in connection with such litigation or proceeding.

30.2.Tenant.  Should Tenant, without fault on Tenant’s part, be made a party to any litigation or proceeding instituted by or against Landlord, or by or against any person holding the Premises by license of Landlord, or for foreclosure of any lien for labor or material furnished to or for Landlord or to or for any such person, or otherwise arising out of or resulting from any act or transaction of Landlord or of any such person, then Landlord covenants to pay to Tenant the amount of any judgment rendered against Tenant or the Premises (or any part thereof), and all costs and expenses, including reasonable attorneys’ fees, incurred by Tenant in connection with such litigation or proceeding.

31.BROKERS

Each of Landlord and Tenant represents and warrants to the other party that it has had no dealings with any real estate broker or agent in connection with the Premises and this Lease, and that it knows of no real estate broker or agent who is or might be entitled to a commission or finder’s fee in connection with this Lease, except for CBRE, Inc. Landlord shall indemnify and hold Tenant harmless from and against any such commission or finder’s fee which may be claimed by any person or broker with respect to this transaction as a result of Landlord’s breach of the foregoing representation and warranty, and Tenant shall indemnify and hold Landlord harmless from and against any such commission or finder’s fee which may be claimed by any person or broker with respect to this transaction as a result of Tenant’s breach of the foregoing representation and warranty.  Landlord shall pay the brokerage commission pursuant to the terms of that certain Real Estate Commission Agreement, attached hereto as Exhibit G.  Landlord shall also pay any real estate broker or agent entitled to a commission or finder’s fee in connection with this Lease if claimed through the actions of Landlord.  Tenant shall pay any real estate broker or agent entitled to a commission or finder’s fee in connection with this Lease if claimed through the actions of Tenant.

32.SUBORDINATION OF LEASE

32.1.Subordination.  This Lease is subject and subordinate to any mortgages which may now or hereafter be placed upon or affect the Property or the Building (and to all renewals, modifications, consolidations, replacements and extensions thereof), so long as the mortgagee in question agrees in writing not to disturb the possession of the Premises by Tenant or the rights of Tenant under this Lease unless Tenant is in material Default in the performance of Tenant’s obligations hereunder.  In the event of foreclosure, Tenant agrees to look solely to such mortgagee’s interest in the Property for the payment and discharge of any obligations imposed upon the mortgagee or Landlord under this Lease.  If any such mortgagee, its successors, or any other party acquiring an interest in the Property as a result of a foreclosure action (any such party, a “Successor Landlord”) takes title to the Property, then (A) Successor Landlord shall be bound to Tenant under all of the terms and conditions of this Lease, (B) Tenant shall recognize and attorn to Successor Landlord as Tenant’s direct landlord under this Lease, and (C) this Lease shall continue in full force and effect, in accordance with its terms, as a direct lease between Successor Landlord and Tenant.

32.2.Agreement to Sign Subordination Documents.  The provisions of this Paragraph 32 shall be self‑operative, and no further instrument of subordination shall be necessary.  Notwithstanding the foregoing, Tenant agrees to sign, within ten (10) business days after a request therefor from Landlord, from a mortgagee, or from a title insurance company, a Subordination, Non‑Disturbance, and Attornment Agreement (or any other similar instruments or documents) (any of the foregoing, an “SNDA”), (A) confirming the subordination provisions of this Paragraph 32, and (B) containing such other provisions as may be reasonably requested by Tenant, by Landlord, by such mortgagee, and/or by such title insurance company.  If Tenant fails to execute an SNDA as set forth in this Paragraph 32.2, then (i) Tenant hereby constitutes and appoints Landlord as its attorney-in-fact, with full power of substitution, to sign, execute, certify, acknowledge, deliver and/or record (where required or appropriate), in the name, place and stead of Tenant, such SNDA for and on behalf of Tenant, and (ii) Tenant shall be liable to Landlord for all damages, costs, and expenses (including reasonable attorneys’ fees) incurred by Landlord as a result of Tenant’s failure to execute such SNDA. Notwithstanding anything contained in this Lease to the contrary, any SNDA shall not be construed as an amendment to this Lease.

33.ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS

33.1.Estoppel Certificate.  Tenant shall, at any time and from time to time, within ten (10) business days after receiving a request therefor from Landlord, execute, acknowledge and deliver to Landlord, or to such other persons who may be designated in such request, a statement in writing (an “Estoppel Certificate”) certifying (A) the Occupancy Date, Commencement Date and expiration date of this Lease; (B) the then‑current Base Rent and Additional Rent amounts; (C) the dates to which Rent and any other charges have been paid in advance; (D) that this Lease is unmodified and in full force and effect (or if there have been modifications, specifying such modifications and stating that this Lease is in full force and effect as so modified); (E) that Tenant has no offsets or counterclaims against Landlord (or describing in reasonable detail any claimed offsets or counterclaims); and (F) such other matters as may be reasonably requested by Landlord.  It is intended that any such statement delivered pursuant to this Paragraph 33.1 may be relied upon by any prospective purchaser or encumbrancer (including an assignee or lender) of the Property or the Premises.  If Tenant fails to execute an Estoppel Certificate as set forth in this Paragraph 33.1, then (i) Tenant hereby constitutes and appoints Landlord as its attorney-in-fact, with full power of substitution, to sign, execute, certify, acknowledge, deliver and/or record (where required or appropriate), in the name, place and stead of Tenant, such Estoppel Certificate, or (ii) Tenant shall be liable to Landlord for all damages, costs, and expenses (including reasonable attorneys’ fees) incurred by Landlord as a result of Tenant’s failure to execute such Estoppel Certificate.

33.2.Financial Statements.  If Landlord desires to finance, refinance, or sell the Building or the Property (or any part thereof), then, no more than twice per calendar year, Tenant shall deliver to Landlord, or to such potential lender or purchaser designated by Landlord, such financial information regarding Tenant as may reasonably be required only to establish Tenant’s creditworthiness.  All financial information provided by Tenant to Landlord or any lender or potential purchaser shall be held by the recipient in strict confidence and may not be used or disclosed by the recipient except for the purpose of determining Tenant’s creditworthiness in connection with Tenant’s obligations under this Lease.  Tenant may, in Tenant sole discretion, as a prerequisite to delivering any such financial statements, require the intended recipient execute a commercially reasonable non-disclosure agreement.

33.3 Estoppel Attachments, Notwithstanding the provisions of this Paragraph 33, any and all Estoppel Certificates shall have attached as an exhibit thereto, copies of this Lease, to include all attachments, lease exhibits and amendments, if any.  Any and all Estoppel Certificates shall not be construed as an amendment to this Lease.

34.OPTION TO EXTEND

34.1.Extension Option.  Landlord hereby grants to Tenant one option to extend the Term (the “Option to Extend”) for all space in the Building that Tenant has leased or any reasonably configured portion of such space to be not less than 22,100 rentable square feet in a configuration acceptable to Landlord, for five (5) additional years (“Option Term”), upon each and all of the terms and conditions of this Lease (including any modifications or amendments hereto), so long as Tenant is not in Default of this Lease on the date of exercise of the Option to Extend and has not been in monetary or other material Default of this Lease more than three (3) times during the Term. Tenant shall have such Option to Extend in addition to, not in lieu of, any term extension or extensions entered into by Tenant pursuant to Paragraph 1.3.C. of this Lease. Tenant shall give written notice to Landlord, indicating Tenant’s desire to exercise the Option to Extend as set forth in this Paragraph 34.1 (an “Option Exercise Notice”) at least nine (9) months before the then‑scheduled expiration of the Term, time being of the essence.  If Tenant fails to send an Option Exercise Notice within the time period specified in the preceding sentence, then Tenant shall be deemed to have waived the Option to Extend.  The Term (as defined in Paragraph 2.1) shall include the Option to Extend if properly exercised hereunder.  The Option to Extend is personal to Tenant and any Permitted Transferee and shall not be available to and may not be exercised by, or for the benefit of, any other person or entity, without Landlord’s prior written consent (which may be granted or withheld in Landlord’s sole discretion). The Base Rent during the Option Term shall be as set forth in Paragraph 34.2.  If Tenant properly exercises its right to extend the Term for the Option Term, Landlord will install new carpet and paint the walls in the Premises and any Office Increment, provided, however, Landlord shall have no obligation to perform any improvements to the Warehouse Space.

34.2.Base Rent during the Option Term.

A.Premises. Base Rent for the Premises during the first twelve (12) consecutive months of the Option Term, if properly exercised pursuant to Paragraph 34.1 of this Lease, shall be equal to the annual Base Rent for the Premises during the twelve (12) month period immediately preceding the Option Term (excluding any Allowance amortization pursuant to Paragraph 13) increased by two and one-half percent (2.5%), and Base Rent for the Premises for each twelve (12) consecutive month period thereafter shall increase by two and one-half percent (2.5%), on a cumulative basis.

B.Office Increment. In the event that Tenant exercised its right to expand into any Office Increment during the Initial Term, Base Rent for any Office Increment during the first twelve (12) consecutive months of the Option Term, if properly exercised pursuant to Paragraph 34.1 of this Lease, shall be equal to the annual Base Rent for the Office Increment(s) for the twelve (12) month period immediately preceding the Option Term (excluding any Allowance amortization pursuant to Paragraph 13) increased by two and one-half percent (2.5%), and Base Rent for the Office Increment(s)for each twelve (12) consecutive month period thereafter shall increase by two and one-half  percent (2.5%), on a cumulative basis.

C.Warehouse Space. In the event that Tenant exercised its right to expand into the Warehouse Space during the first Lease Year, Base Rent for the Warehouse Space, during the first twelve (12) consecutive months of the Option Term, if properly exercised pursuant to Paragraph 34.1 of this Lease, shall be equal to the annual Base Rent for the Warehouse Space for the twelve (12) month period immediately preceding the Option Term (excluding any Allowance amortization pursuant to Paragraph 13) increased by two and one-half percent (2.5%), and Base Rent for the Warehouse Space for each twelve (12) consecutive month period thereafter shall increase by two and one-half  percent (2.5%), on a cumulative basis.

35.RIGHT OF FIRST REFUSAL AND RIGHT OF FIRST OFFER

A.Right of First Refusal- Office. Provided that Tenant has expanded into the entire Potential Office Expansion Space, in the event that Landlord receives a bona fide executed written outline of mutually-acceptable terms (whether in the form of a letter of understanding, letter of intent or memorandum) (a “Space Offer”) from a third party (“Third Party”) to lease any space contiguous to the Premises and on the same floor of the Building as the Premises (“ROFR Space”), and the terms of such Space Offer are acceptable to Landlord, Landlord shall provide Tenant with written notice of such Space Offer (a “Space Offer Notice”).  The Space Offer Notice shall contain a complete copy of the bona fide executed written offer with respect to the ROFR Space.  Tenant shall have a right of first refusal to lease the ROFR Space set forth in the Space Offer Notice on the same terms, conditions, and rental rate described in the Space Offer Notice, so long as (A) Tenant is not in Default of this Lease on the date of its exercise of such right of first refusal and has not been in Default of this Lease more than three (3) times during the Term (as extended, if applicable), (B) on or before the ROFR Deadline (as hereinafter defined), Tenant furnishes written notice to Landlord, indicating that Tenant irrevocably and contractually agrees to lease the Space Offer Notice space on the same terms, conditions, and rental rate described in the Space Offer Notice (an “Acceptance Notice”).   The ROFR Deadline shall mean ten (10) business days after Tenant’s receipt of the Space Offer Notice, provided, however, in the event that prior to delivering the Space Offer Notice, Landlord provides Tenant with at least ten (10) days’ email notice to _______@_____ that Landlord will be delivering a Space Offer Notice to Tenant, then the ROFR Deadline shall mean five (5) business days after Tenant’s receipt of the Space Offer Notice. Time is of the essence with regard to Tenant’s obligations under this Paragraph 35.A.  Accordingly, if Landlord does not receive the Acceptance Notice within the applicable time periods set forth above, Tenant’s right to lease the Available Space shall terminate, and Landlord shall thereafter be free to lease the Space Offer Notice Space for which the Space Offer Notice was given to the Third Party or an affiliate of the Third Party on substantially the same terms of the Space Offer.  If there is a material change in the Third Party Space Offer terms or if Landlord does not enter into a written lease to the Third Party for the ROFR Space within one hundred and eighty (180) days of Tenant’s receipt of the Space Offer Notice, then Landlord shall again offer the Offer Space to Tenant upon the same terms and conditions set forth in this Paragraph.  Notwithstanding the foregoing provisions of this Paragraph 35.A,   The right of first refusal set forth herein is personal to Tenant or Permitted Transferee and shall not be available to and may not be exercised by, or for the benefit of, any other person or entity, without Landlord’s prior written consent (which may be granted or withheld in Landlord’s sole discretion). If Tenant has not expanded into (i) the entire Potential Office Expansion Space and/or (ii) the Potential Warehouse Expansion Space, then Tenant shall have no rights pursuant to this Paragraph 35.A.

B.Right of First Refusal- Warehouse. Subject to and commencing upon Tenant having properly exercised its right to expand into the Warehouse Space, then during the balance of the Initial Term, Tenant shall have a right of first refusal on any then unleased space adjacent to the Warehouse Space (the “Warehouse ROFO Space”) pursuant to the same terms and conditions of Paragraph 35.A. Tenant shall have no Right of First Refusal- Warehouse if   Tenant is upon exercise currently in Default or has been in Default for three or more times during the Initial Term. The Right of First Refusal - Warehouse set forth herein is personal to Tenant or Permitted Transferee and shall not be available to and may not be exercised by, or for the benefit of, any other person or entity, without Landlord’s prior written consent (which may be granted or withheld in Landlord’s sole discretion).

36.INTENTIONALLY DELETED

37.INTENTIONALLY DELETED

38.SIGNS

Landlord, at its sole cost, shall install: (a) Tenant identification on any existing directory at the Building; (b) a building standard sign with Tenant’s name at the main entrance of Tenant’s interior suite; and (c) way finding signage from Tenant’s primary entrance on the west side of the Building. Tenant shall have the right, at its cost and expense, to install: (x) Building top signage on the west or south façade of the Building; (y) eyebrow signage at Tenant’s primary entrance on the west side of Building; and (z) signage on the existing monument sign located on American Road at Tiedemann. All signs installed by Tenant shall: (i) be installed at Tenant’s sole cost and expense; (ii) be subject to Landlord’s prior approval, including, without limitation, the location, size and design of such signage; and (iii) comply with all applicable laws, ordinances, rules, regulations and codes.  Tenant shall not place any other sign upon the Property or the Premises without Landlord’s prior written consent.  The installation of any sign on the Property or the Premises by or for Tenant shall be subject to the provisions of Paragraph 23.  Tenant shall maintain, repair, and replace (as needed) any such signs installed on the Property or the Premises, at Tenant’s sole cost and expense.  Unless otherwise expressly agreed herein, Landlord reserves the right to install, and reserves the right to receive all revenues from the installation of, such advertising signs on the Premises, including the roof, as do not unreasonably interfere with the conduct of Tenant’s business.

39.INTENTIONALLY DELETED

40.FORCE MAJEURE

In discharging its duties to complete the Landlord Improvements and to operate, maintain and repair the Property to the extent required by this Lease, Landlord shall be held to a standard of reasonableness and shall not be liable to Tenant for matters outside Landlord’s control (including, without limitation, acts of God, weather conditions, civil riot, war, strikes, labor unrest, or shortage of material).  In no event shall Landlord be liable to Tenant for incidental damages, including, without limitation, damages for loss of business or business interruption.

41.GENERAL PROVISIONS

41.1.Waiver of Jury Trial; Governing Law; Venue.  EACH PARTY TO THIS LEASE HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS LEASE OR THE TRANSACTIONS CONTEMPLATED HEREBY.  THIS LEASE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.  THE PARTIES HERETO AGREE THAT VENUE SHALL BE PROPER IN ANY STATE COURT LOCATED WITHIN THE COUNTY IN WHICH THE PROPERTY IS LOCATED (OR, IF THE FEDERAL COURTS HAVE JURISDICTION, IN ANY FEDERAL COURT IN OR NEAREST TO THE COUNTY IN WHICH THE PROPERTY IS LOCATED) (THE “APPLICABLE COURTS”).  BOTH LANDLORD AND TENANT (A) IRREVOCABLY SUBMIT AND ATTORN TO THE EXCLUSIVE

JURISDICTION OF THE APPLICABLE COURTS, (B) AGREE THAT THE APPLICABLE COURTS SHALL HAVE PERSONAL JURISDICTION OVER BOTH LANDLORD AND TENANT IN ANY ACTION BROUGHT BY EITHER LANDLORD OR TENANT IN CONNECTION WITH THIS LEASE AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND (C) WAIVE ANY OBJECTION TO VENUE IN ANY PROCEEDING BROUGHT IN AN APPLICABLE COURT AND ANY OBJECTION THAT ANY APPLICABLE COURT PROVIDES AN INCONVENIENT FORUM.

41.2.Waiver.  The waiver by Landlord of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein.  The acceptance of Rent hereunder (whether a full or partial payment of Rent) shall not be construed under any circumstances to be a waiver by Landlord of any breach by Tenant of any term, condition or covenant of this Lease.

41.3.Remedies Cumulative.  It is understood and agreed that the remedies herein given to Landlord shall be cumulative, and the exercise of any one remedy of Landlord shall not be to the exclusion of any other remedy.

41.4.Successors and Assigns.  The covenants and conditions of this Lease shall, subject to the provisions as to assignment set forth herein, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto.  If Landlord or Tenant is comprised of multiple parties, each of such parties hereto shall be jointly and severally liable hereunder.

41.5.No Personal Liability.  No individual member, manager, manager of a member, partner, shareholder, director, officer, employee, trustee, investment advisor, consultant or agent of Landlord, or individual member of a joint venture, tenancy-in-common, firm, limited liability company, limited partnership or general partnership which constitutes Landlord, or any successor-in-interest thereof, shall be subject to personal liability with respect to any of the covenants or conditions of this Lease.  Tenant shall look solely to the equity of Landlord in the Property and to no other assets of Landlord for the satisfaction of any remedies of Tenant in the event of any breach by Landlord.  It is mutually agreed by Landlord and Tenant that this Paragraph 41.5 is and shall be deemed to be a material and integral part of this Lease.  All obligations of Landlord shall be binding upon Landlord only during the period of Landlord’s ownership of the Property and not thereafter.

41.6.Entire Agreement.  This Lease, the exhibits referred to herein, and any addendum executed concurrently herewith, are the final, complete and exclusive agreement between the parties and cover in full each and every agreement of every kind or nature, whatsoever, concerning the Premises. All preliminary negotiations and agreements of whatsoever kind or nature, are merged herein.  Landlord has made no representations or promises whatsoever with respect to the Premises, except those contained herein.  No other person, firm or corporation has at any time had any authority from Landlord to make any representations or promises on behalf of Landlord, and Tenant expressly agrees that, if any such representations or promises have been made by others, Tenant hereby waives all right to rely thereon.  No verbal agreement or implied covenant shall be held to vary the provisions hereof, any statute, law or custom to the contrary notwithstanding.  Unless otherwise provided herein, no supplement, modification, or amendment of this Lease shall be binding unless executed in writing by the parties.

41.7.Captions.  The captions of Paragraphs of this Lease are for convenience only, and do not in any way limit or amplify the terms and provisions of this Lease.

41.8.Partial Invalidity.  If any term, covenant, condition or provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

41.9.Authority.  Each person executing this Lease warrants that he or she has the authority to execute this Lease and has obtained or has the requisite corporate, limited liability company, or other authority to do the same.

41.10.Approvals.  Any consent or approval required hereunder shall not be unreasonably withheld, conditioned or delayed by the party from whom such consent or approval is requested, unless this Lease expressly provides otherwise.

41.11.Counterparts and Electronic Signatures.  This Lease may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same Lease.  The parties shall be entitled to sign and transmit an electronic signature of this Lease (including by facsimile, pdf file, or other electronic transmission), and any signature so delivered shall be binding on the party whose name is contained therein.  Any party providing an electronic signature agrees to promptly execute and deliver to the other parties, upon request, an original signed Lease.

41.12.Severability.  If any one or more of the provisions contained in this Lease shall for any reason be held in any jurisdiction invalid, illegal or unenforceable for any reason, this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.  Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provisions of this Lease, and any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, both Landlord and Tenant waive any provision of law which prohibits or renders unenforceable any provision hereof.

[Remainder of page intentionally left blank;
signatures on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement as of the day and year first above written.

LANDLORD:

CLEVELAND AMERICAN, LLC,

a Delaware limited liability company,

By:	/s/ Christopher Semarjian
Christopher Semarjian, Manager

HOLDINGS CLEVELAND AMERICAN, LLC,

a Delaware limited liability company

By:	Holdings Ohio Manager, LLC, a Delaware limited liability company, its Manager

By:	/s/ John A. Mase
John A. Mase, Chief Executive Officer

TENANT:

INOGEN, INC.,

a Delaware corporation

By:	/s/ Alison Bauerlein
	Name:	Alison Bauerlein
	Title:	Chief Financial Officer

STATE OF OHIO	)
	)	SS:
COUNTY OF CUYAHOGA	)

The foregoing instrument was acknowledged before me this 30th day of May, 2017, by Christopher Semarjian, the Manager of Cleveland American, LLC, a Delaware limited liability company, on behalf of the limited liability company.

/s/ Sue A. Speck
Notary Public
My commission expires:	10/19/2019

STATE OF CALIFORNIA	)
	)	SS:
COUNTY OF Los Angeles	)

On May 31, 2017, before me, Renay Irene Cardona Marquez Notary Public personally appeared John A. Mase, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	/s/ Renay Irene Cardona Marquez	(Seal)

STATE OF CALIFORNIA	)
	)	SS:
COUNTY OF SANTA BARBARA	)

BEFORE ME, a Notary Public in and for said County and State, personally appeared Alison Bauerlein, known to me to be the Chief Financial Officer of Inogen, Inc., the corporation that executed the foregoing instrument, who acknowledged that he/she did sign the foregoing instrument for and on behalf of said entity being thereunto duly authorized and that the same is his/her free act and deed as such __X__ and the free act and deed of said entity.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal at Inogen Inc., this 30th day of May, 2017.

/s/ Cheryl R. Gring
Notary Public
My commission expires:	01/21/2018

Exhibit A

PREMISES

Exhibit B‑1

POTENTIAL OFFICE EXPANSION SPACE

Exhibit B‑2

OFFICE INCREMENT – BASE RENT SCHEDULE

Lease Year	Base Rent PSF Per Annum
Lease Year 1	$9.90
Lease Year 2	$10.15
Lease Year 3	$10.40
Lease Year 4	$10.66
Lease Year 5	$10.93
Lease Year 6	$11.20
Lease Year 7	$11.48
Lease Year 8	$11.77
Lease Year 9	$12.06
Lease Year 10	$12.36
Lease Year 11	$12.67
Lease Year 12	$12.99

Exhibit C‑1

WAREHOUSE SPACE

Exhibit C‑2

WAREHOUSE SPACE – BASE RENT SCHEDULE

Lease Year	Base Rent PSF Per Annum
Lease Year 1	$7.20
Lease Year 2	$7.38
Lease Year 3	$7.56
Lease Year 4	$7.75
Lease Year 5	$7. 95
Lease Year 6	$8.15
Lease Year 7	$8.35
Lease Year 8	$8.56
Lease Year 9	$8.77
Lease Year 10	$9.00
Lease Year 11	$9.22
Lease Year 12	$9.45

Exhibit C‑3

WAREHOUSE SPACE – WORK

Landlord shall complete the following improvements to the Warehouse Space

1.	Demo walls, per plan.
2.	Deliver heat in good working order
3.	New lights
4.	Deliver existing overhead door and any man doors in good working order
5.	Secure space with a demising wall

Exhibit C‑4

Potential Warehouse Expansion Space

Exhibit D‑1

LANDLORD’S WORK

Landlord shall construct certain improvements to the Premises, at Landlord’s sole cost and expense, as more fully described on Exhibit D‑2 attached hereto (“Landlord’s Work”). The Premises shall be deemed to be “Ready for Occupancy” upon the date on which Landlord’s Work is Substantially Completed (as hereinafter defined), or (B) the date on which Landlord’s Work would have been Substantially Completed, had one or more Tenant Delays (as hereinafter defined) not occurred.

The term “Substantially Completed” means that (A) the contractor has substantially completed Landlord’s Work, which shall be deemed complete even though minor details of construction, mechanical adjustments or decorations which do not materially interfere with Tenant’s use of the applicable portion of the Premises  (items normally referred to as “Punch-List Items”) remain to be performed, (B) Tenant shall have access to the applicable portion of the Premises and Parking Facilities, and substantially all services provided for in this Lease, (C) the Premises shall be free of all material construction equipment and debris; and (D) a certificate of occupancy or temporary certificate of occupancy (or its equivalent, such as a “final sign-off” by the building inspector) has been obtained for the applicable portion of the Premises but only to the extent such may be obtained without completion of Tenant Improvements.  Landlord and Tenant shall jointly prepare the list of Punch-List Items.  Landlord shall cause the Punch-List Items to be corrected as soon as reasonably possible and practical.  Tenant’s occupancy of the applicable portion of the Premises shall be deemed acceptance of the applicable portion of the Premises and Landlord’s Work, subject to the Punch-List Items.

The term “Tenant Delays” means any delays attributable to the following: (i) any failure by Tenant to comply with the date and time limits in this Lease; (ii) delays due to the acts or failures to act of Tenant, its agent or contractor, where such acts or failures to act delay the completion of Landlord’s Work; (iii) delays due to any changes requested by Tenant to the plans for Landlord’s Work; (iv) delays due to Tenant’s selection of materials or methods of construction which cannot be timely incorporated into the schedule for the Landlord’s Work; and (v) any other delays due to the acts or omissions of Tenant or any Tenant Representative, where such acts or omissions delay the completion of Landlord’s Work. The foregoing notwithstanding, there shall be no Tenant Delay unless Tenant fails to correct or comply within 24 hours after having received Notice from Landlord of such pending Tenant Delay.

Exhibit D-2

LIST OF LANDLORD’S WORK

The following Tenant Improvements shall fully comprise the scope of work which is the List of Landlord’s Work will be completed to make the Premises ready for Occupancy. The Scope of Work is based on Erbach Waddell Architects Design Development Drawings (A.0 – A.7) dated 03.14.2017 and includes the following:

LANDLORD SCOPE OF WORK

•

All of the Building's plumbing, heating, life safety ventilating, air conditioning, existing elevator, common area lighting, or electrical systems ("Building Systems") are in good working order to the extent necessary to service the Premises.

•	Demising, ingress, and egress for access to the Premises as necessary to secure the Premises and meet applicable code and ADA requirements for access to the Premises.
•	Sub-metering of electricity for overhead lights, base plugs, and supplemental HVAC.
•	Men’s and Women’s restrooms adjacent to the Premises in good working order, compliant with ADA, and with sufficient capacity to service Tenant’s employees.
•	Parking field patched and restriped, as well as sufficient lighting in place.
•	Premises clear of all FF&E and property of prior tenant and Landlord; and Premises in broom clean condition.
•

For any Office Premises, paint all wall surfaces with Sherwin-Williams Duration or better (Tenant to select no more than 3 colors), and install carpet with a material allowance of $28.00 per square yard wherever carpet is specified.

o	Landlord to furnish and install new carpet tile using a $28.00/yd material allowance in all areas unless listed below.
o	Landlord to furnish and install new building standard VCT in Copy/Mail/Work, IT Server and IT Work/Storage rooms.
o	Landlord to furnish and install new 4” standard vinyl base in all areas of new flooring, straight base for carpeting, cove base for hard surface flooring.
o	Landlord to paint new door and sidelight frames.

DEMOLITION

•	Landlord to have Premises clear of all FF&E and property of prior tenant and Landlord; and Premises in broom clean condition prior to General Contractor mobilization.

FLOORING

•	Landlord to furnish and install new carpet tile using a $28.00/yd material allowance in all areas unless listed below.
•	Landlord to furnish and install new building standard VCT in Work Room #228, Server Room #224 and IT Work Room #223.
•	Landlord to furnish and install new 4” standard vinyl base in all areas, straight base for carpeting, cove base for hard surface flooring.

PAINT/STAIN

•	Landlord to paint all wall surfaces with Sherwin-Williams Duration or better (Tenant to select no more than 3 colors), and paint new door and sidelight frames.

CARPENTRY

•	Landlord to furnish all demising walls, ingress, and egress as necessary to secure the Premises and meet applicable code and ADA requirements.

HVAC

•

Landlord responsible for main plant equipment, metering of devices and to ensure the cooling capacity will meet load requirements per Tenant’s engineer. (Estimated at 51+ tons of cooling for the 22,000 SF) There are currently (3) RTU’s that feed the defined lease area.

Exhibit D-3

INITIAL TENANT IMPROVEMENTS

Tenant shall be responsible for constructing and/or performing, at Tenant’s sole cost and expense, any improvements to the Premises (other than Landlord’s Work described on Exhibit D-2) that Tenant may desire for its use and occupancy of the Premises (subject to any applicable provisions of this Lease requiring Landlord’s consent, and subject to Tenant’s obtaining any required permits, licenses, and other governmental and regulatory approvals).  Landlord hereby pre‑approves the following improvements (the “Initial Tenant Improvements”), to be constructed and/or performed by Tenant at Tenant’s sole cost and expense:

The following Tenant Improvement scope of work will be completed for Inogen on the 2nd floor of the Building and is based on Erbach Waddell Architects Design Development Drawings (A.0 – A.7) dated 03.14.2017and includes the following:

TENANT SCOPE OF WORK

DEMOLITION

•	Demo & remove drywall & metal stud partition walls, moveable partition walls, ceiling grid and tile and light fixtures Demolition Plan A.1 and as noted.
•	Remove existing walls, doors, frames, cabinets, etc. from prior tenant build-outs per plan and as noted.
•	Remove all existing flooring and base.

ACOUSTICAL CEILINGS

•	Existing ceiling grid is to remain unless noted to be removed and replaced.
•	Furnish and install new ceiling tiles (building standard) throughout.
•	Demo & remove existing millwork in Café #236.

DOORS/FRAMES/HARDWARE

•	Furnish and install 3’-0” x 7’-0” solid core paint grade wood doors with knock down hollow metal frames as drawn.
•	All doors to receive building standard hardware in brushed stainless. All hardware shall be ADA compliant.
•	Furnish and install 3’-0” x 7’-0” clear glass sidelights with knock down hollow metal frames as drawn. Glass frames are assumed to be separate from the door frame.
•	Locks to be provided on all private office doors (total of 12), IT Work Room #223, Storage #237, and Server room #224.

GLASS

•	Furnish and install clear glass for sidelights.
•	All glass to be clear tempered glass.

PAINT/STAIN

•	Patch walls as required for new finishes. Prep for paint and paint the space.

MILLWORK

•	Furnish and install building standard plastic laminate millwork as drawn, including Work Room #228, IT Work Room #223 and Mothers Room #238. Additional millwork to be furnished and installed in Café

#236 to replace existing millwork.

•	Millwork is all standard plastic laminate with white melamine interiors and standard pulls. Plastic laminate countertops.

CARPENTRY

•	Construct new walls as drawn on Construction Plan A.2.
•

Interior drywall partitions of 3 5/8" metal stud with 5/8" drywall each side with full cavity insulation to ceiling unless otherwise noted. Walls around IT Server and Conference Room (adjacent to IT Server) walls to go to deck.

•	Patch walls at points of demolition.
•	Provide necessary blocking in walls for new millwork and equipment.

FIRE SUPPRESSION

•	Modify existing sprinkler system heads to accommodate the new floor plan.
•	Fire Alarm per code and coordinated with Building's Fire Alarm System.
•	Rework sprinklers per NFPA per new floor layout – sprinkler heads turned down into acoustical lay in ceilings and/or drywall ceilings/soffits.
•	Furniture wall mounted fire extinguishers throughout per code.

HVAC

•	Rework existing HVAC supply diffusers and returns to accommodate the new space plan. Tenant responsible for VAV’s within defined lease space.
•	Provide 2-ton split system supplemental cooling system for the IT Server Room #224.
•	Thermostats and Controls per building standard system.
•	Test and air balance entire floor upon completion.

ELECTRICAL

•	Rework existing systems due to demolition to accommodate the new Floor Plan.
•	Furnish and install new floor power/data poke thru’s in Conference/Training and Conference rooms.
•	Furnish and install power and data in open office areas (Sales Reps and Customer Service Reps) to accommodate tenant provided and tenant installed systems furniture.
•	Furnish and install new T-8, deep cell parabolic light fixtures.
•	Furnish and install new dimmable fluorescent light fixtures in Conference/Training and Conference rooms.
•	Furnish and install new duplex, quads and special outlets mounted at 18” from finish floor, unless otherwise noted.
•	Provide dedicated 20 amp outlets and data jacks at copiers and printers.
•	New electrical devices and faceplates throughout - change any existing to match new device and faceplate color. Devices to be white.
•	Furnish and install new data junction boxes.
•	Furnish and install new junction boxes for tenant provided and tenant installed card readers.
•	Maintain existing electrical panels, upgrade to accommodate new plan.
•	Furnish and install exit signs, emergency lights and Fire Alarm as required by code.
•	Telephone data outlets - box with conduit stubbed above ceiling, typical.

PLUMBING

•	Furnish and install new sink (by GC), dishwasher (by Tenant) and ice machine (by Tenant) in Café

#236.

•	Furnish and install new sink in Mothers Room #238.

SPECIALTIES

•	Existing Cafeteria commercial grade equipment to be removed and discarded.

DESIGN/MANAGEMENT

•	Finish selections are to be provided by Erbach Waddell Architects. Above finish scope for design intent only.
•	Permit fee allowance is excluded.
•	Contractor’s general conditions and overhead/profit, and CBRE project management fees are included.

Exclusions / Qualifications:

•	FF&E to be provided and installed by Tenant.
•	Emergency Generator or UPS Systems are not included.
•	Window treatments are not included.
•	Appliances provided and installed by Tenant.
•	Security and card access systems are not included.
•	Tele/data wiring, systems and related improvements are not included.
•	Moving of Tenant’s personal items, computers, artwork and the like are not included.
•	Projection screens and or audio visual equipment are not included.
•	Structural alterations for File Systems, HVAC, Generators, UPS systems, etc. are not included.
•	Unforeseen conditions are not included.
•	Signage and/or graphics are not included.
•	Level 5 Finishes are not included unless noted above.
•	Repairs to finishes after the tenants move in are not included.
•	Other items not specifically referenced above.

Exhibit E

FORM OF LEASE COMMENCEMENT NOTICE

This is to confirm that the Occupancy Date, as defined in Paragraph 2.2 of the Lease Agreement (“Lease”), by and among Cleveland American, LLC, a Delaware limited liability company, and Holdings Cleveland American, LLC, a Delaware limited liability company (collectively, “Landlord”), and Inogen, Inc., a Delaware corporation (“Tenant”), for Premises initially consisting of an agreed-upon 6,000 rentable square feet of space in the property located at 1 American Road, Brooklyn, Ohio 44144, is, for all purposes, agreed to be ________________________, __________ and the Commencement Date, as defined in Paragraph 2.2 of the Lease, is, for all purposes, agreed to be ________________________, __________.

LANDLORD:

CLEVELAND AMERICAN, LLC,

a Delaware limited liability company

By:
Christopher Semarjian, Manager

HOLDINGS CLEVELAND AMERICAN, LLC,

a Delaware limited liability company

By:	Holdings Ohio Manager, LLC, a Delaware limited liability company its Manager

By:
John A. Mase, Chief Executive Officer

TENANT:

INOGEN, INC.,

a Delaware corporation

By:
Name:
Title:

Exhibit F

EXCLUSIONS FROM OFFICE COMMON EXPENSES AND INDUSTRIAL COMMON EXPENSES

The following items shall be excluded from the definition of Office Common Expenses and Industrial Common Expenses:

1.

Repairs or other work occasioned by fire, windstorm, or other casualty of an insurable nature, or by the exercise of the right of eminent domain, to the extent of insurance proceeds for insurance carried or required to be carried or condemnation rewards received.

2.	Attorneys’ fees, costs, and disbursements, and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, or prospective tenants or occupants of the Property.
3.

Expenses incurred in tenant build-out, renovating or otherwise improving or decorating, painting or redecorating space for tenants or other Property occupants, including, without limitation, permits, license, design, space planning, and inspection costs.

4.	Expenses in connection with services or other benefits of a type which are not provided to Tenant but which are provided to another tenant or occupant of the Property.
5.	Landlord’s cost of electricity or other services that are sold to tenants or for which Landlord is entitled to be reimbursed by tenants or other parties.

6.	Any cost for depreciation and amortization except as specifically noted herein.

7.	Reserves of any kind.

8.

Costs for repairs or replacements that are considered to be of a capital nature, (per GAAP, consistently applied) including, without limitation, capital improvements, capital repairs, capital equipment, capital tools, and other capital items (each a “Capital Item”) shall not be excluded from Office Common Expenses and Industrial Common Expenses.  The foregoing notwithstanding, Landlord may include into Office Common Expenses and Industrial Common Expenses the cost of any Capital Item incurred to comply with laws enacted after the Commencement Date, amortized over their reasonably anticipated useful life.  Landlord may also include into Office Common Expenses and Industrial Common Expenses the cost of any Capital Item incurred for “cost savings devices” to the extent that the cost savings is equal to or greater than the amortization over the reasonably anticipated useful life of such device.  In addition to the foregoing, if the Landlord replaces a Capital Item during the Term, then any subsequent replacement of such Capital Item shall be included in Office Common Expenses and Industrial Common Expenses, as applicable, and shall be amortized over its reasonably anticipated useful life of such Capital Item.

9.	Costs incurred due to violation by Landlord or any tenant of the terms and conditions of any lease.

10.	Costs and expenses due to termination or underfunding of any plan under ERISA or any other law or regulation governing employee pension plans or other benefits.
11.	Costs or fees paid to Landlord or affiliates of Landlord to the extent in excess of competitive costs or fees paid to independent suppliers and contractors.
12.

Financing or refinancing costs, including interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the Property.

13.	Rental payments on any ground lease or other underlying lease.
14.	Landlord’s general overhead, to include reasonable rent and office space except to the extent it is reasonably expended in connection with Landlord’s management of the Property.

15.

Costs incurred by Landlord which are associated with the operation of the business of the legal entity which constitutes Landlord, as the same is separate and apart from the cost of the operation of the Property, including legal entity formation and legal entity accounting (including the incremental accounting fees relating to the operation of the Property to the extent incurred separately in reporting operating results to the Property’s owners or lenders).

16.	Compensation or benefits provided to clerks, attendants, or other persons in commercial concessions operated by Landlord.
17.	Any fines or penalties incurred due to violation by Landlord of any governmental rule or authority.
18.	Late fees assessed for failure to timely make any payment.
19.	Costs of sculpture, paintings, or other objects purporting to be art.
20.	Travel and entertainment costs.
21.	Costs of gifts, to include the cost of any tenant appreciation events.
22.

Costs incurred in the repair, maintenance and operation of any garage or parking facility for which a use fee is charged, including, without limitation, electricity, insurance, taxes and salaries and benefits of attendants.

23.

Compensation and benefits provided to (a) administrative and executive personnel of Landlord above the level of Property superintendent or manager, and (b) employees involved in the operation of properties other than the Property to the extent of the time not spent on the operation of the Property (as reasonably estimated by Landlord).

24.	Management fees in excess of five percent (5%) of the gross rental income from the Property.
25.

Advertising, promotional and marketing costs and leasing commissions, attorneys’ fees and other related costs and expenses in connection with the negotiation and preparation of correspondence, deal memos, letters of intent, leases, subleases, assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and assignment negotiations and transactions with present or prospective tenants or other occupants of the Property.

26.	Costs arising from Landlord’s charitable or political contributions.
27.	Any costs or expenses that Landlord and Tenant have expressly agreed are Landlord’s or Tenant’s sole responsibility under this Lease.
28.	Any costs related to the abatement, remediation or removal of any Hazardous Materials, including any asbestos-containing materials.
29.	Any costs for which Landlord is reimbursed by insurance or from any other source.

EXHIBIT G

Real Estate Commission Agreement

[SEE ATTACHED]

January 31, 2017 Real Estate Commission Agreement This document will confirm the agreement between CBRE, Inc. (“Tenant Broker”) and Cleveland American, LLC (“Landlord”) in the event a lease is executed by Inogen (Tenant”) at 1 American Road in Brooklyn, Oh. Landlord shall pay to Tenant Broker in consideration for brokerage services rendered, a brokerage commission in accordance with th eterms below: 1) Initial Fee Amount: Landlord agrees to pay Tnant Broker a total cash commission equal to five percent (5%) of the Aggregate Net Base Rental Consideration due under the new lease. In the even the lease is not written with a Net Base Rent structure, then the Net Base Rental Consideration will be defined as the modified gross base rent of the lease less the base year esitmate of the operating expenses, taxes, insurance, etc. Example $11.85 per RSF modified gross base rent - $3.85 per rsf base year (opex, re taxes, insurance) $8.00 per rsf net base rent 2) time of payment: the commission for the initial lease term shall be fifty percent (50%) due and payable upon lease execution and 50% due payable upon commencement of base rent as defined in the lease. 3) expansion/rofr/renewal: in the event of tenant’s exercise of any option to expand, right of first refusal, or renewal option as written in the lease, landlord shall pay tenant broker per the schedule in section 1 herein unless tenant provides written direction to landlord that such fee is to be paid to another broker. One hundred percent (100%) of such fee shall be due an dpayable upon lease or lease amendment (as applicable) execution. No fees shall be paid for any rents applying to the time period that is more than five (5) years after the expiration date of the initial lease term in the evfent of tenant’s exercise of any option to expand, right of first refusal, or renewal option as written in the lease. Fee share disclosure: tenant may or may not participate in a protion of the fee (share) per its agreement with cbre, inc. assignment /sale of property if the landlord assigns, sells, or otherwise transfers he lease on property for which commissions are payable prior to the final payment landlord shall remain liable for commissions due to tenant broke for commissions stated above on the same terms as provided in this agreement. Authority and Capacity: the person signing below represents and warrants (i) having full authority and signing capacity on behalf o flandlord and (ii) financial capability to pay such commissions.

7) Prevailing Party: If either party instututes legal action to enforce its rights under this agreement, the prevailing party will be entitled to recover its reasonable attorney’ fees and other costs so incurred. Any portion of a commission not paid to CBRE, Inc. within ten (10) business days of when due will bear interest from the due date until paid at a ten percent (10%) rate of interest per annum. Landlord: Cleveland America, LLC Tenant Broker: CBRE, Inc. Signature Signature Printed Name Ryan C. Jeffers Printed Name Title/Date First Vice President 1-31-17 Title/Date